UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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WSFS FINANCIAL CORPORATION

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Notice of 2025 Annual Meeting of Stockholders

You are cordially invited to attend the WSFS Financial Corporation (the Company, WSFS, our or we) 2025 Annual Meeting of Stockholders (the Annual Meeting), to be held virtually:

WHEN 4:00 P.M. ET May 15, 2025	LIVE WEBCAST Register at https://web.viewproxy.com/wsfs/2025 and click the link provided and the password you received in your registration confirmation.	RECORD DATE You may vote if you were a stockholder of record at the close of business on March 21, 2025 (the “Record Date”).

Items of Business

PROPOSAL 1 Election of Directors. To elect four director nominees to our Board of Directors to serve for a three-year term.

PROPOSAL 2 Advisory Vote on Executive Compensation. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers (“NEOs”).

PROPOSAL 3

Ratification of the Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Other Business: To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this notice, our Board of Directors knows of no other matters that may be brought before stockholders at the Annual Meeting.

Your Vote is Important

We encourage all stockholders to vote your shares in advance of the Annual Meeting using one of the voting methods described in the proxy materials, which you can access at https://web.viewproxy.com/wsfs/2025. In order to attend the Annual Meeting, you must register at https://web.viewproxy.com/
wsfs/2025 by 11:59 P.M. ET on May 12, 2025. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmation. You will be able to listen to the Annual Meeting live, submit questions and vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the section titled “Meeting and Other Information.”

Sincerely,

Rodger Levenson

Chairman, President, and Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting.

WSFS Bank 2025 Proxy Statement	i

How to Cast Your Vote

Your shares cannot be counted unless you vote by any of these methods:

BY INTERNET Visit www.aalvote.com/WSFS.

BY TELEPHONE Call toll-free to 1 (866) 804-9616.

BY MAIL Complete, sign and date the proxy card and mail it in the enclosed postage-paid envelope. Proxy cards submitted by mail must be received by May 14, 2025.

Beneficial Owners

If your shares are held in “street name”, you should check with your bank, broker or other agent and follow the voting procedures required by your bank, broker or other agent to vote your shares.

Each stockholder who attends the Annual Meeting virtually will need the control number that appears on the materials sent to you.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission, except for stockholders who have requested otherwise, we have mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”).

The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Proxy Statement, the 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, and the ESG Report (the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by email.

If you would like to receive a paper or email copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting.

As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting virtually and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

WSFS Bank 2025 Proxy Statement	ii

WSFS Bank 2025 Proxy Statement	iii

Forward-Looking Statements

This Proxy Statement contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to our predictions or expectations of future business or financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (“Annual Report”) and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, if any, filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements should be evaluated together with the many uncertainties that may affect our business, particularly those mentioned in our Annual Report and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, if any, filed with the SEC.

We caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date they are made. We disclaim any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us for any reason, except as specifically required by law.

WSFS Bank 2025 Proxy Statement	iv

Proxy Statement Summary

We are providing this Proxy Statement (“Proxy Statement”) to stockholders in connection with the solicitation by the Board of Directors of WSFS Financial Corporation, a Delaware corporation (our “Board of Directors”), of proxies to be voted at the Annual Meeting to be held virtually on May 15, 2025 at 4:00 p.m. ET, and at any adjournment thereof, for the purposes set forth in the accompanying notice. The proxy materials are first being made available to stockholders on or about April 2, 2025.

Our Annual Meeting will be held in a virtual meeting format which you can only access by registering at https://web.viewproxy.com/wsfs/2025.

On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations.

Please refer to our “Notice of 2025 Annual Meeting of Stockholders” and the “Meeting and Other Information” section of this Proxy Statement for more information about how to participate in the virtual meeting. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email Virtualmeeting@viewproxy.com or call 866-612-8937.

This summary provides an overview of the items contained in this Proxy Statement. We encourage you to read the entire Proxy Statement for additional information prior to voting your shares.

Proposals and Voting Recommendations

Our stockholders are being asked to vote on the following proposals.

	Proposals	Vote Required	Board Recommendation	Page
1	Election of Directors	A plurality of the votes cast	FOR	10
2	Advisory vote on Executive Compensation	A majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote	FOR	29
3	Ratification of the Appointment of the Independent Registered Public Accounting Firm	A majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote	FOR	57

WSFS Bank 2025 Proxy Statement	1

2024 Business Performance Highlights

$4.41	1.27%	32.5%	$263.7M	17.91%

EPS (diluted)	ROA	Fee Revenue %	Net Income(1)	ROTCE(2)

WSFS delivered strong results in 2024, including substantial performance in our fee-based businesses, solid loan and deposit growth, prudent asset quality management, and continued optimization of recent franchise investments. This drove robust performance across key financial metrics including earnings per share (“EPS”), return on average assets (“ROA”), Fee Revenue %, Net Income, and return on average tangible common equity (“ROTCE”), and positions WSFS for continued, sustainable growth.

We are particularly pleased with the increase in fee revenue %, which rose over 400 bps, showcasing the strength and diversification of our revenue streams. Our net income benefited from continued growth in loans and deposits as well as our ability to proactively manage deposit pricing strategies to drive a strong net interest margin of 3.82%.

Notably, WSFS returned $131.2 million of capital to stockholders while still being able to grow our strong and prudent capital ratios.

Throughout a period of economic uncertainty, WSFS remained a pillar of stability for our investors, Clients, and the Communities we serve. We are confident that our strategic focus and strong financial foundation will drive continued success and create significant value for all stakeholders in the years ahead.

As we embark on our 2025-2027 Strategic Plan, WSFS is energized and strategically focused on driving franchise growth and seizing share within our markets. Based on our unique market position, strong capital ratios, and a diversified business model, we believe WSFS will be poised to leverage these strengths and deliver exceptional value and build on our momentum in the year ahead.

Net Interest Income (“NIM”): Our NIM of 3.82% decreased 29bps compared to the prior year, reflecting continued mix shift and growth in higher-priced deposits and was partially offset by higher loan volumes and yields. While average loan yields were higher year-over-year for 2024, loan yields and deposit costs ended the year below the full-year average due to interest rate cuts in the second half of the year.

Fee Revenue: Fee revenue increased 18% compared to last year to $340.9 million, primarily driven by Cash Connect® from higher ATM bailment revenue and growth in smart safes as well as record revenue from our Wealth Management segment. Fee revenue % was 32.5% in 2024, reflecting the strength and diversification of our fee-based businesses.

Noninterest Expense: Our full-year efficiency ratio of 60.9% reflects significant investments in talent and technology as well as our high-touch Customer and Client service business model.

Customer Deposits: Deposits grew 4%, compared to 2023, primarily driven by the Consumer and Commercial businesses. Noninterest deposits comprised 29% of customer deposits, reflecting the strength of our deposit base. Customer deposits remain well diversified with 51% coming from Commercial, Small Business, and Wealth and Trust.

Net Loans and Leases: Loans grew 3% with mid-single digit growth in commercial and industrial, and commercial mortgage. Our net loan-to-deposit ratio of 77% continues to provide sample balance sheet flexibility and capacity to fund new loan growth.

Asset Quality: Overall asset quality remains stable as the cycle continues to normalize from historical lows. Our ACL coverage was a strong 1.62%(2) when including our estimated remaining credit marks on the acquired loan portfolio. Net charge-offs were 40bps of average loans and 27bps when excluding the Upstart portfolio. At the end of the year, delinquencies were 92bps of loans and nonperforming assets were 61bps of total assets.

Capital Management: Remains substantially in excess of “well-capitalized” benchmarks across all measures of regulatory capital, with a common equity tier 1 capital ratio of 13.88%. WSFS returned 50% of reported earnings to stockholders.

Wealth Management: Record annual fee revenue of $149.2 million, driven by growth across Institutional Services, Private Wealth Management, and the Bryn Mawr Trust Company of Delaware. Assets Under Management (“AUM”) grew 6% as total AUM/Assets Under Administration (“AUA”) nears $90 billion.

Cash Connect®: Fee revenue growth of 38%, primarily driven by higher ATM bailment revenue and a 14% increase in Smart Safes.

(1)	Net income attributable to WSFS.
(2)	These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. For a reconciliation of these non-GAAP financial measures to their comparable Generally Accepted Accounting Principles (“GAAP”) measures, see “Appendix A—non-GAAP Reconciliations.”

WSFS Bank 2025 Proxy Statement	2

OUR FOUNDATION

MISSION & STRATEGY

We Stand For Service®

VISION

A Day When We All Thrive

VALUES

Service • Truth • Respect

WSFS Bank 2025 Proxy Statement	3

Board Composition

Our Board of Directors currently consists of 12 members and is divided into three “classes,” with each class serving for a term of three years. The leadership of our Board of Directors is comprised of: (i) our Chairman of our Board of Directors (“Chairman”) (who also serves as our President and Chief Executive Officer (“CEO”)), (ii) our Lead Independent Director and (iii) our committee chairs. A summary of our directors is listed below:

Director	Age(1)	Current Term	Independence	Tenure on Board (years)	Principal Occupation
Anat Bird	73	2027	✓	15	President and Chief Executive Officer of SCB Forums, LTD, a Division of The Risk Management Association (RMA)
Karen Dougherty Buchholz	58	2025	✓	6	Executive Vice President of Administration for Comcast Corporation
Francis B. Brake	61	2025	✓	11	President and Co-Founder of Epic Research, LLC
Diego F. Calderin(2)	63	2025	✓	3	Retired Co-Founder and Managing Partner of Banbury Systems
Jennifer W. Davis	54	2027	✓	16	Executive Vice President and Chief Operating Officer at the University of Virginia
Michael J. Donahue	66	2027	✓	6	Principal, Donahue Consulting, Inc.
Eleuthère I. du Pont	58	2026	✓	12	President of the Longwood Foundation
Nancy J. Foster	63	2026	✓	5	Retired President and Chief Executive Officer of RMA
Christopher T. Gheysens	54	2025	✓	8	Chairman and Chief Executive Officer of Wawa, Inc.
Rodger Levenson	64	2025	—	6	Chairman, President and Chief Executive Officer of WSFS
Lynn B. McKee	69	2027	✓	3	Retired Executive Vice President, Chief Human Resources Officer for Aramark
David G. Turner	60	2026	✓	12	Managing Partner, IBM Consulting Americas
(1)	As of March 31, 2025.
(2)	Mr. Calderin will not seek reelection to our Board of Directors.

In considering nominees, our Board of Directors and the Governance and Nominating Committee believe our Board of Directors should reflect a wide range of leadership accomplishments, skills, knowledge and experience, among the other factors described in the “Corporate Governance” section. On an annual basis we actively evaluate the efficacy of the Board of Directors and individual members. We believe it is important to have a strong Board of Directors comprised of a majority of independent directors that is accountable to our stockholders. We aim for a balanced distribution of shorter-tenured members (less than 6 years), medium-tenured members (between 6 and 12 years), and longer-tenured members (more than 12 years). Our Board of Directors takes a broad and thoughtful view of diversity, believing that a broad range of experiences and skills are necessary to effectively understand our Associates, Clients and Communities. The following charts show the composition of our Board of Directors following the Annual Meeting:

WSFS Bank 2025 Proxy Statement	4

Skills, Knowledge, and Experience Represented on our Board of Directors

	Anat Bird	Francis B. Brake	Karen Dougherty Buchholz	Jennifer W. Davis	Michael J. Donahue	Eleuthere I. du Pont	Nancy J. Foster	Christopher T. Gheysens	Rodger Levenson	Lynn B. McKee	David G. Turner	
	A, R, WF	GN, E, LC, R	GN, LC, R, WF	GN, E, R	A, R, WF	A, E, WF	A, LC, R	A, E, LC	E	GN, LC	A, GN, E, LC	
Banking / Financial Services Industry Experience in the banking and financial services industry enables our directors to have insights in the competitive landscape and unique needs of our Company.	★	★			★		★		★		★	6/11
Executive Leadership and Talent Previous leadership roles help our directors find those who will excel while serving in leadership positions within the Company and enables our directors to promote and grow our culture and support our senior leadership with talent management, including attracting, developing and retaining high quality individuals.	★	★	★	★	★	★	★	★	★	★	★	11/11
Finance and Accounting Financial and accounting acumen allow our Board of Directors to analyze our financial statements and our financial reporting practices.	★	★		★	★	★	★	★	★		★	9/11
Regulatory / Risk Management Experience with regulators and risk management assists our directors in understanding both the risks and the opportunities we face in a heavily regulated industry.	★	★	★	★	★		★		★		★	8/11
Technology Banking evolves every year and our technology has to evolve with it. Technological literacy facilitates the growth and evolution of our Company.	★		★	★	★	★		★	★		★	8/11
Local Market We are proud of our legacy as the oldest and largest locally-managed bank and trust company headquartered in the Greater Philadelphia and Delaware region. Our directors share our community roots.		★	★		★	★	★	★	★	★	★	9/11
National / Global We strive to combine a strong local presence in our core geographic markets with national capabilities and global reach. Our Board of Directors members understand the national and international markets.	★	★	★		★		★	★	★	★	★	9/11
Mergers and Acquisitions Our growth strategy includes both organic and acquisition growth and improving our overall customer experience through innovation and leveraging new technologies. Our directors know how to navigate the acquisition landscape.	★	★		★	★		★		★	★	★	8/11
Wealth Our Wealth division and the expanding array of services it provides furthers our mission to provide top-tier service to our clients. Our directors understand and have experience with the myriad issues, products, and services that support our diversified Wealth division.	★	★			★	★	★		★			6/11
Cybersecurity The safety of our business and our clients is a primary concern of our Board. Our directors have experience with assessing, identifying, and managing material risks from cybersecurity threats.				★	★			★	★		★	5/11

A: Audit Committee and Wealth Management Fiduciary Audit Committee GN: Governance and Nominating Committee E: Executive Committee

LC: Leadership and Compensation Committee R: Risk Committee WF: Wealth Management Fiduciary Committee

WSFS Bank 2025 Proxy Statement	5

Committees and Leadership

The following chart shows the current committees and subcommittees of our Board of Directors, the committee membership and the number of meetings each committee held in 2024.

WSFS Financial Corporation Board of Directors Chairman: Rodger Levenson(1) Lead Independent Director: Jennifer W. Davis
	Audit Committee and Wealth Management Fiduciary Audit Committee	Governance and Nominating Committee	Executive Committee	Leadership and Compensation Committee	Risk Committee	Wealth Management Fiduciary Committee
Chair	David G. Turner	Jennifer W. Davis	Rodger Levenson	Francis B. Brake	Jennifer W. Davis	Eleuthère I. du Pont
Vice Chair	Michael J. Donahue	Karen Dougherty Buchholz	David G. Turner	Christopher T. Gheysens	Nancy J. Foster	Michael J. Donahue
Members	Anat Bird Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens	Francis B. Brake Lynn B. McKee David G. Turner	Francis B. Brake Diego F. Calderin Jennifer W. Davis Eleuthère I. du Pont Christopher T. Gheysens	Karen Dougherty Buchholz Nancy J. Foster Lynn B. McKee David G. Turner	Anat Bird Francis B. Brake Karen Dougherty Buchholz Diego F. Calderin Michael J. Donahue	Anat Bird Karen Dougherty Buchholz Diego F. Calderin
Meetings	10(2)	4	10	6	6	6

(1)	During 2024, Mr. Levenson routinely attended Audit, Governance and Nominating and Leadership and Compensation Committee meetings at the discretion and invitation of the committee chairs for the purpose of providing his institutional knowledge and insight. He did not attend executive sessions or discussions that were related to him and does not have voting rights on such committees.
(2)	There were 6 Audit Committee meetings and 4 Wealth Management Fiduciary Audit Committee meetings in 2024.

WSFS Bank 2025 Proxy Statement	6

Corporate Governance Practices

Our corporate governance practices are designed to ensure safe and sound management of WSFS:

Lead Independent Director
Our Board of Directors recognizes the need for strong independent perspectives. When the Chairman and CEO roles are combined, our Board of Directors requires the appointment of a Lead Independent Director by a majority vote of independent directors.

Succession
Our Board of Directors and CEO actively participate in the succession planning process so that we continue to build a diverse Board of Directors and executive team with expertise and talents that will continue to contribute to our success.

Annual Board Assessment
Our Board of Directors conducts an annual board self-evaluation process and every third year, engages a third-party consultant to conduct the evaluation.

Continual Refreshment
We aim for an equal balance of shorter-tenured members (less than 6 years), medium-tenured members (between 6 and 12 years), and longer-tenured members (more than 12 years).

Independent Directors' Executive Sessions
At least twice per year, independent directors have regularly scheduled meetings at which only independent directors are present. All independent directors are also able to request additional independent directors' sessions at meetings.

Director Resignation Policy in Uncontested Elections
In an uncontested election, it is our policy that nominees who receive a number of votes in favor of their election which is less than a majority of total votes cast should promptly offer to resign from the Board of Directors.

WSFS Bank 2025 Proxy Statement	7

Environmental, Social, and Governance Matters

At WSFS, “We Stand for Service” is our mission, strategy, brand, and our daily call to action that is combined with our strong complement of products and services to meet the needs of our diverse communities. Our Board of Directors is responsible for oversight of material risks to our operations, including those that are environmental and social in nature, as well as oversight of Environmental, Social, and Governance (“ESG”) efforts generally.

For a detailed description of the Company’s ESG Report, go to the website www.wsfsbank.com (select “About”, then select “Investor Relations”, then select Governance and then select ESG). The ESG Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Environmental

We are committed to balancing the evolving needs of our Clients, including access to physical banking locations, with the need to minimize our adverse impact on the environment. We are focused in particular on our physical footprint by seeking opportunities to optimize our branch network and providing hundreds of ATMs that provide Clients access to bank services without the need for full banking offices. We continue to invest in our digital capabilities and provide best-in-class solutions, consistent with our brand, for our Clients, and Associates. All of these efforts are aimed to further reduce our adverse environmental impact.

Social

We encourage Associates to volunteer with nonprofits of their choice, and we stand behind that encouragement by offering each Associate four hours per month of compensated work time for participation in volunteer activities. In 2024, Associate volunteers logged over 33,000 hours including providing Financial Literacy lessons and serving with community organizations across our footprint. The WSFS Cares Foundation, the charitable giving arm of WSFS, made more than $2.7 million in grants and contributions to 323 charitable organizations in our Communities. We also serve and invest in low-to-moderate income communities by partnering with nonprofits that work to, among other things, increase responsible home ownership, extending mortgage loans to borrowers in those communities and making direct contributions and investments in those communities.

Governance

We are dedicated to operating in accordance with sound governance practices and principles, as described above in “Corporate Governance Practices.” Our Board of Directors takes a broad and thoughtful view of diversity, believing that a broad range of experiences and skills are necessary to effectively understand our Associates, Clients, and Communities.

WSFS Bank 2025 Proxy Statement	8

Executive Compensation Practices

The following fundamental principles underlie our executive compensation philosophy and design:

We have designed our executive compensation practices to support good governance and mitigate excessive risk-taking:

WSFS Bank 2025 Proxy Statement	9

Proposal 1: Election of Directors

CORPORATE GOVERNANCE

Our Board of Directors has nominated the following individuals to be members of our Board of Directors for their strong character and business acumen and because we believe they embody the values at the core of our culture: service, truth, and respect, and have the ability to help the Company grow and improve.

For a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2028:

•	Mr. Rodger Levenson
•	Mr. Francis B. Brake
•	Ms. Karen Dougherty Buchholz
•	Mr. Christopher T. Gheysens

Our Board of Directors consists of 12 members and is divided into three “classes,” with each class serving for a term of three years. Five directors have terms that expire at the 2025 Annual Meeting. Mr. Diego F. Calderin will not be standing for reelection; as a result, following the Annual Meeting, our Board of Directors will consist of 11 members.

Each of the nominees are current directors of WSFS and have been recommended by the Governance and Nominating Committee. We provide more information about our directors and director nominees on the following pages. Currently, all directors of WSFS also serve as directors of Wilmington Savings Fund Society, FSB (“WSFS Bank” or the “Bank”).

ABOUT YOUR VOTE

•	The election of each nominee requires the affirmative vote of a plurality of the votes cast, meaning that the nominees who receive the greatest number of votes are elected.
•	We permit cumulative voting for the election of directors, meaning that if, for example, there are three seats up for election in a given class, if you own 100 shares, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish. Refer to the section titled “Meeting and Other Information” for more information about how to exercise cumulative voting rights.
•	Executed proxies received from holders of common stock of WSFS will be voted for the election of such nominees unless marked to the contrary.
•	If any nominee becomes unable to serve, which is not anticipated, the proxy will be voted for a substitute nominee to be designated by our Board of Directors or the number of directors will be reduced.
•	Abstentions and broker non-votes are treated as present for quorum purposes only and will not be counted as either an affirmative vote or a negative vote regarding the election of directors, and therefore, will have no effect on the election of directors.
•	The proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends a vote FOR each of the nominees listed on the following pages.

WSFS Bank 2025 Proxy Statement	10

Biographies of Director Nominees

Rodger Levenson Director since: 2019 Chairman since: 2020 Term expires: 2025

Committees: Executive Committee

Rodger Levenson, 64, has been Chairman of our Board of Directors since January 1, 2020. He brings extensive banking, finance, lending, risk management, regulatory, mergers and acquisitions, governance, executive management, and local market expertise to our Board of Directors having served in executive roles in commercial lending, finance and corporate development with financial institutions in the Greater Philadelphia and Delaware Region for the majority of his career.

•  President and Chief Executive Officer of WSFS (2019 to present)

•  Executive Vice President and Chief Operating Officer of WSFS (2017 to 2018)

•  Executive Vice President and Chief Corporate Development Officer of WSFS (2016 to 2017)

•  Executive Vice President and Interim Chief Financial Officer of WSFS (2015 to 2016)

•  Executive Vice President and Chief Commercial Banking Officer of WSFS (2006 to 2015)

•  Senior Vice President and Manager at Citizens Bank (2003 to 2006)

Board Service and Memberships:

•  Board of Directors, Executive Committee and Member of CEO Council for Growth of The Chamber of Commerce for Greater Philadelphia

•  Board of Directors and Executive Committee of the Delaware Prosperity Partnership

•  Member of the U.S Federal Reserve Board’s Federal Advisory Council (FAC)

•  Member of the Children’s Hospital of Philadelphia Corporate Council

•  Member of the Executive Committee of the Satell Institute for Corporate Social Responsibility

•  Member of Delaware Business Roundtable

•  Former director of the Delaware Chamber of Commerce

•  Former chairman and director of the Delaware Bankers Association

•  Former director for the United Way of Delaware

Education:

•  Bachelor of Business Administration in Finance from Temple University

•  Master of Business Administration from Drexel University

•  Leadership courses at the Wharton School of Business, Center for Creative Leadership, and Harvard University School of Business

Francis B. Brake Director since: 2014 Term expires: 2025

Committees: Executive Committee Governance and Nominating Committee Leadership and Compensation Committee Risk Committee

Francis B. Brake, 61, brings expertise in marketing, entrepreneurship, innovation, product development, business partnerships, financial services, and executive leadership to our Board of Directors.

•  President and Co-Founder of Epic Research, LLC (2007 to present)

•  Managing Director and Chief Marketing Officer for Juniper Bank/ Barclaycard US (2000 to 2007)

•  Various positions including Executive Vice President, Marketing at First USA Bank (1994 to 2000)

Board Service and Memberships:

•  Chairperson of the Board of Directors of The Chester Fund Foundation

•  Former director of Barclays Bank Delaware

Education:

•  Bachelor of Arts in Government from The College of William and Mary

•  Master of Business Administration from The Darden Graduate School of Business, University of Virginia

WSFS Bank 2025 Proxy Statement	11

Karen Dougherty Buchholz Director since: 2019 Term expires: 2025

Committees: Governance and Nominating Committee Leadership and Compensation Committee Risk Committee Wealth Management Fiduciary Committee

Karen Dougherty Buchholz, 58, provides our Board of Directors with extensive public company oversight and leadership experience, knowledge of local and national markets, technology expertise and experience outside the financial services industry.

•  Executive Vice President of Administration of Comcast Corporation (May 2020 to present)

•  Chief Diversity Officer of Comcast Corporation (December 2019 to October 2020)

•  Senior Vice President of Administration of Comcast Corporation (2014 to May 2020)

•  Trustee of Beneficial Bank (2009 to 2014)

Board Service and Memberships:

•  Board of Directors of FS Credit Real Estate Income Trust

•  Board of Trustees of Drexel University

•  Global Board of Directors of Women in Cable Telecommunications

•  Chair of the Board of Directors of the Philadelphia Convention and Visitors Bureau

•  Board of The Philadelphia Orchestra and Ensemble Arts

•  Former director of Beneficial Bancorp. Inc. (Beneficial)

•  Former member of Board of Directors of the Museum of the American Revolution

Education:

•  Bachelor’s degree from Dickinson College

•  Master’s degree in Organizational Dynamics from the University of Pennsylvania

Christopher T. Gheysens Director since: 2017 Term expires: 2025

Committees: Audit Committee Executive Committee Leadership and Compensation Committee Wealth Management Fiduciary Audit Committee

Christopher T. Gheysens, 54, brings finance, accounting, auditing, strategic planning, retail operations, board governance, local and national market, and executive leadership expertise to our Board of Directors from his experience with Wawa, Inc., a privately held, $20 billion organization consisting of more than 1,100 company owned and operated convenience stores. Mr. Gheysens has extensive knowledge of retail operations as well as experience with strategic planning, including leading the expansion of the convenience store and gas station’s footprint along the East Coast.

•  Chairman and Chief Executive Officer of Wawa, Inc. (2024 to present)

•  Vice-Chair and Chief Executive Officer of Wawa, Inc. (2023 to 2024)

•  President and Chief Executive Officer of Wawa, Inc. (2013 to 2023)

•  Chief Financial and Administrative Officer of Wawa, Inc. (2007 to 2012)

Board Service and Memberships:

•  Trustee on Villanova University’s Board of Trustees and former chairperson of the Dean’s Advisory Council for the Villanova School of Business

•  Chairman of the Children’s Hospital of Philadelphia’s Board of Trustees and former member of the Children’s Hospital of Philadelphia Board of Overseers

•  Former director of the National Association of Convenience Stores (NACS)

•  Former member of the Economic and Community Advisory Committee for the Federal Reserve Bank of Philadelphia

Education:

•  Bachelor of Science in Accountancy from Villanova University School of Business

•  Master of Business Administration from Saint Joseph’s University

•  Former Certified Public Accountant in New Jersey

WSFS Bank 2025 Proxy Statement	12

Other Continuing Directors

Anat Bird Director since: 2010 Term expires: 2027

Committees: Audit Committee Risk Committee Wealth Management Fiduciary Audit Committee Wealth Management Fiduciary Committee

Anat Bird, 73, brings a broad range of banking experience as well as strategic planning, mergers and acquisitions, regulatory, risk, financial, and executive management experience from a national and global perspective to our Board of Directors. Ms. Bird has extensive experience in the banking and financial services industry including authoring six books on the banking business and providing and facilitating ongoing dialogue and education for executives in the banking industry through SCB Forums.

•  President and Chief Executive Officer of SCB Forums, LTD, Division of The Risk Management Association (RMA) (1994 to present)

•  President and CEO of California Community Bancshares (March 2001 to November 2001)

•  Executive Vice President of Wells Fargo Bank (1997 to 2001)

•  Senior Executive Vice President, Chief Operating Officer of Norwest Bank (1997 to 2001)

•  Group Head and Executive Vice President of Norwest Bank (1995 to 1997)

Board Service and Memberships:

•  Board of Directors for MidFirst Bank in Oklahoma City, Oklahoma (2003 to present)

•  Former member of the Boards of Sterling Bank (2002 to 2011), Sun Bancorp, Inc. (2008 to 2009), First Indiana Bank (2002 to 2007) and AmTrust Bank (2008 to 2009)

Education:

•  Bachelor of Arts in International Relations and Master’s degree in International Relations and Psychology from Hebrew University in Jerusalem

•  Masters of Business Administration in Finance from American University

•  Diploma in Corporate Strategic Planning from the Wharton School of Business

Jennifer W. Davis Director since: 2009 Lead Director since: 2021 Term expires: 2027

Committees: Governance and Nominating Committee Executive Committee Risk Committee

Jennifer W. Davis, 54, brings human resources, technology, finance, risk management and executive leadership expertise to our Board of Directors. Ms. Davis provides experience with and knowledge of enterprise risk management gained from both her current and past roles with the University of Virginia and George Mason University as well as being well versed in the technology needs of a large organization.

•  Executive Vice President and Chief Operating Officer at the University of Virginia overseeing the areas of finance, human resources, accounting, treasury, facilities, audit, compliance, enterprise risk management, technology, public safety, and auxiliary services (2018 to present)

•  Senior Vice President and Chief Financial Officer at George Mason University (2013 to 2018)

•  Vice President for Finance and Administration of the University of Delaware (2008 to 2013)

•  Cabinet Secretary-Director of the Office of Management and Budget for the State of Delaware (2005 to 2008)

•  Budget Director, Deputy Secretary of Education and Associate Secretary of Education for policy and administrative services for the State of Delaware (2002 to 2005)

Education:

•  Bachelor’s degree in Political Science and Master’s degree in Policy Analysis from Pennsylvania State University

WSFS Bank 2025 Proxy Statement	13

Michael J. Donahue Director since: 2019 Term expires: 2027

Committees: Audit Committee Risk Committee Wealth Management Fiduciary Audit Committee Wealth Management Fiduciary Committee

Michael J. Donahue, 66, provides our Board of Directors with significant risk management and public company oversight experience, technology strategy and information systems experience, and experience in mergers and acquisitions at a local and national level. Having served on the board of directors for a total of 21 public and private corporations and having spent his entire career serving in the finance and accounting industry, Mr. Donahue provides key insight to and oversight of the Company’s myriad responsibilities as a financial institution.

•  Principal, Donahue Consulting, Inc. (2015 to present)

•  Advisor to NewSpring Capital (2015 to present)

•  Trustee and then director of Beneficial Bancorp Inc. (2015 to 2019)

•  Group Executive Vice President and Chief Operating Officer of KPMG Consulting, Inc. following its spin-off led by Mr. Donahue (2000 to 2005)

•  Managing Partner, Consulting of KPMG Consulting, Inc. (1991 to 2000)

Board Service and Memberships:

•  Member of the Provost’s Board of Villanova University and endowed the Donahue Family Analytics Program at the Villanova School of Business

•  Independent director of Symphonic (2022 to present)

•  Former Independent director of Gluware (2021 to 2024)

•  Independent director of SiteSpect (2015 to present)

•  Former independent director of Mobiquity (2014 to 2020)

•  Former member of the Board of Directors of KPMG LLP (US), KPMG Consulting KK (Japan) and Chairman of the Supervisory Board of KPMG Consulting AG (Germany, Austria and Switzerland)

Education:

•  Bachelor’s degrees in Economics and History from the University of Pennsylvania

•  International Management Program at the Wharton School of Business

Eleuthère I. du Pont Director since: 2013 Term expires: 2026

Committees: Audit Committee Executive Committee Wealth Management Fiduciary Audit Committee Wealth Management Fiduciary Committee

Eleuthère I. du Pont, 58, served as our Lead Independent Director from 2016 to 2021. Mr. du Pont brings significant expertise in corporate governance, accounting, finance, operations, retail, information technology and investment management to our Board of Directors.

•  President of the Longwood Foundation, a private foundation principally supporting charitable organizations (2008 to present)

•  Senior Vice President, Operations and Chief Financial Officer of drugstore.com (2007 to 2008)

Board Service and Memberships:

•  Director of E.I. du Pont de Nemours and Company (serving as an ex-officio member of the Board during the merger of equals with Dow Chemical Company)

Education:

•  Bachelor of Science degree in Mechanical Engineering from Stanford University

•  Master’s degree in Business Administration from Stanford University

WSFS Bank 2025 Proxy Statement	14

Lynn B. McKee Director since: 2022 Term expires: 2027

Committees: Leadership and Compensation Committee Governance and Nominating Committee

Lynn B. McKee, 69, has been a director of WSFS Financial Corporation since 2022. She brings to our Board of Directors extensive corporate level and day-to-day experience in employment, compensation and benefits matters at the regional, national and international levels. In addition to her expertise in Human Resources, Ms. McKee brings crisis management, corporate governance, executive leadership, and public company oversight skills. Ms. McKee provides invaluable guidance in the area of leadership and talent acquisition through the vast experience she gained during her over 40-year career with Aramark and the breadth of roles she served in their HR department. Ms. McKee also brings experience acquired having served as a board member of two other public companies.

•  Retired Executive Vice President, Chief Human Resources Officer for Aramark, a global services management company

•  Several key positions for Aramark, including Director of Employee Relations; Vice President, Corporate Human Resources, where she was responsible for executive development and compensation; and Senior Vice President Human Resources, Aramark Global Food, Hospitality and Facility Services (1980 to 2004)

•  Led Aramark Corporate Communications, Diversity, Equity and Inclusion, Sustainability, Community Relations, Corporate Real Estate and Air and Meeting Services

Board Service and Memberships:

•  Former director of Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company

•  St. Joseph’s University Board of Trustees (2007 to 2016)

•  Vestis (formerly known as Aramark Uniform Services) Board of Directors (2023 to present)

•  Highmark Inc. Board of Directors (2024 to present)

Education:

•  Bachelor’s degree in Accounting from St. Joseph’s University

•  Master of Business Administration from Drexel University

Nancy J. Foster Director since: 2020 Term expires: 2026

Committees: Audit Committee Leadership and Compensation Committee Risk Committee Wealth Management Fiduciary Audit Committee

Nancy J. Foster, 63, brings an extensive knowledge of commercial banking, risk management, commercial lending and business transformation.

•  Retired President and Chief Executive Officer of The Risk Management Association (RMA) (2017 to December 2023)

•  Executive Vice President, Chief Risk Officer and Head of Personal Financial Services at Park Sterling Bank (2010 to 2017)

•  Chief Risk Officer of CIT Group, Inc. (2007 to 2010)

•  Group Senior Vice President and several roles in middle market lending and credit risk management at LaSalle Bank Corporation (1983 to 2006)

Education:

•  Bachelor’s degrees in Finance and Economics from Illinois State University

•  Master’s degree in Business Administration in Finance and Strategy from the University of Chicago Booth School of Business

WSFS Bank 2025 Proxy Statement	15

David G. Turner Director since: 2013 Term expires: 2026

Committees: Audit Committee Executive Committee Governance and Nominating Committee Leadership and Compensation Committee Wealth Management Fiduciary Audit Committee

David G. Turner, 60, brings significant expertise in banking and financial markets with experience in the areas of P&L management, product development, marketing, sales, analytics, technology, channels and customer experience.

•  Managing Partner, IBM Consulting Americas (June 2019 to present)

•  Vice President and Partner, Service Line Leader for North America Global Business Services for IBM (2010 to 2019)

•  Former Global Industry Leader, Financial Services Big Data, Analytics and Cognitive Industry Platforms in the Global Services Division for IBM (2010 to 2013)

•  Founder of Sovereign Partners Consulting, LLC working with key major banking clients worldwide focusing on strategy and IT consulting (2009 to 2010)

•  Served in various capacities with MBNA and its successor, Bank of America as Senior Executive Vice President, Group Executive tasked with creating MBNA’s Research and Development Department, and Chief Data Officer (2003 to 2009)

Board Service and Memberships:

•  Distinguished Industry Leader—Banking/Financial Markets—IBM’s Industry Academy

•  Former Chairman of the Board of Trustees of Delaware State University

•  Former Director of the US Chamber of Commerce

•  Adjunct Professor at the University of Delaware

•  Recognized as a 2024 Most Influential Corporate Director by Savoy Magazine

Education:

•  Bachelor of Science in Computer Science/Mathematics from Delaware State University

•  Master of Science in MIS from Fairleigh Dickinson University

•  Dartmouth-Amos Tuck Executive Masters of Business Administration Education Program

WSFS Bank 2025 Proxy Statement	16

Our Director Nomination and Selection Process

The Governance and Nominating Committee is responsible for identifying and recommending qualified individuals as candidates for membership on our Board of Directors. It solicits recommendations from our officers, and also considers and evaluates candidates recommended by our stockholders. For more information on how to submit a recommendation for a director candidate, see “Meeting and Other Information”.

After reviewing the recommendations of the Governance and Nominating Committee, our Board of Directors considers the individuals’ qualifications and nominates the candidates for your consideration.

Our Board of Directors and the Governance and Nominating Committee considers:

•	Our Board of Directors’ current makeup to assure director candidates possess a wide range of leadership accomplishments, skills, knowledge, and experience described in the proxy summary section;
•	Directors’ and nominees’ knowledge about the business activities and market areas in which we and our subsidiaries engage;
•	Whether a candidate possesses a breadth of knowledge and experience to enable him or her to make a meaningful contribution to the governance of a complex, multibillion-dollar financial institution;

•	Corporate values and culture, including diverse perspectives, experiences, and backgrounds; and
•	Candidates’ prominence in their fields and management experience.

The Governance and Nominating Committee engages a third-party consulting firm to assist in identifying future nominees to help build a more diverse Board of Directors with the appropriate expertise and talents that will continue to contribute to the success of WSFS. This consultant also assists with evaluating, interviewing and performing reference checks on potential nominees to our Board of Directors. Our consultant receives compensation for this service depending on the parameters of the research and the number of nominees. The candidates are then evaluated against the anticipated skills and experience needed on our Board of Directors.

Independence

We believe it is important to have a strong Board of Directors comprised of a majority of independent directors that is accountable to our stockholders. Consistent with Nasdaq Stock Market (“Nasdaq”) director independence listing standards, our Board Principles and Guidelines and SEC requirements, our Board of Directors carefully evaluates any circumstances, transactions or relationships that we believe could have an impact on whether or not the members of our Board of Directors are independent of us and our subsidiaries, including the Bank, and are able to conduct their duties and responsibilities as directors without any personal interests that would interfere or conflict with those duties and responsibilities. A director will be considered independent if our Board of Directors has affirmatively determined (i) that the director does not have a direct or indirect material relationship with WSFS as a partner, stockholder, or Associate of either WSFS or another related entity and (ii) that there are no other factors that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors carefully considers all relevant information when determining independence status, including, but not limited to, banking, employment, compensation, consulting fees, advisory fees, related organizations, charitable contributions, board and committee positions (both at WSFS and other companies), affiliations, commercial transactions, relationships with our auditor, payments for property or services and other relationships and transactions involving each director or immediate family member and their related interests and the Company.

Other than Mr. Levenson, our Board of Directors has determined that each director who either served on the Board of Directors during the year ended December 31, 2024, or currently serves on our Board of Directors, including each nominee, is independent under Nasdaq director independence listing standards.

WSFS Bank 2025 Proxy Statement	17

Board Structure and Roles

Leadership

The leadership of our Board of Directors is comprised of: (i) our Chairman (who also serves as our President and CEO), (ii) our Lead Independent Director and (iii) our committee chairs.

Chairman

Rodger Levenson was elected Chairman effective January 1, 2020 and has served as our President and CEO since January 2019. He was elected Chairman because of his unique experience and extensive knowledge of WSFS and local markets, leadership qualities, business acumen, and standing in the Community. The Chairman participates in other committees of our Board of Directors in an advisory manner, recommends the appointment of committee chairs and committee members, ensures committee rotation, develops the agendas of the Board and Annual Meetings, and represents our Board of Directors in the community.

Our Board of Directors reviews its leadership structure annually. Our Board of Directors determines whether the Chairman and CEO roles will be held by the same person based on its assessment of what is in the best interests of the Company and its stockholders at a given point in time, the leadership qualities and experience of the individual, and the composition of our Board of Directors. At the time of Mr. Levenson’s election, our Board of Directors considered whether to combine the roles of Chairman and CEO, and ultimately determined that a combined role was the best way to implement WSFS’ strategic plan. Mr. Levenson’s service as both Chairman and CEO reflects his strategic vision and leadership of WSFS through a period of strong performance and highly disciplined growth.

Our Board of Directors also recognizes the need for strong independent perspectives. Therefore, when the Chairman and CEO roles are combined, our Board of Directors requires that the appointment of the Lead Independent Director be approved by a majority vote from all independent directors.

Lead Independent Director

Jennifer W. Davis has been our Lead Independent Director since July 2021. The Lead Independent Director is an independent director and has been designated by our Board of Directors to lead our Board of Directors in fulfilling its duties effectively, efficiently, and independently of management.

The Lead Independent Director presides at meetings of our Board of Directors at which the Chairman is not present, collaborates with the Chairman and the independent directors, meets with the independent directors without management present, provides input on and approves the meeting agendas, ensures delegated committee functions are carried out, evaluates the effectiveness of our Board of Directors and its committees, including oversight of the annual Board self-evaluation process; and consultation and/or direct communication with major stockholders.

Collaboration Between the Chairman and the Lead Independent Director

Our Chairman and Lead Independent Director connect our management and our Board of Directors to support our Board of Directors working as a cohesive team, including by:

•	Providing adequate resources to our Board of Directors by way of full, timely, and relevant information;
•	Facilitating appropriate continuing education;
•	Arranging adequate orientation for new directors;
•	Meeting with individual directors;
•	Maintaining a process for monitoring legislation and best practices which relate to the responsibilities of our Board of Directors;
•	Recommending the retention of advisers and consultants; and
•	Ensuring that committee members have appropriate input to the proxy statement relating to their committees.

Committee Chairs

Our committee chairs are responsible for the development, management, and effective performance of their individual committees, and provide leadership to our Board of Directors regarding all aspects related to their committee’s work.

WSFS Bank 2025 Proxy Statement	18

Committees

Our Board of Directors has established several committees: the Audit Committee, the Governance and Nominating Committee, the Executive Committee, the Risk Committee, the Leadership and Compensation Committee, the Wealth Management Fiduciary Audit Committee, the Wealth Management Fiduciary Committee and the Board of Directors of Wilmington Savings Fund Society, FSB (“WSFS Bank”) has established an Executive Committee.

	Audit Committee	Governance and Nominating Committee	Executive Committee(1)	Leadership and Compensation Committee	Risk Committee	Wealth Management Fiduciary Committee	Wealth Management Fiduciary Audit Committee
Anat Bird	✓				✓	✓	✓
Karen Dougherty Buchholz		✓		✓	✓	✓
Francis B. Brake		✓	✓	C	✓
Diego F. Calderin			✓		✓	✓
Jennifer W. Davis		C	✓		C
Michael J. Donahue	✓				✓	✓	✓
Eleuthère I. du Pont	✓		✓			C	✓
Nancy J. Foster	✓			✓	✓		✓
Christopher T. Gheysens	✓		✓	✓			✓
Rodger Levenson(2)			C
Lynn B. McKee		✓		✓
David G. Turner	C	✓	✓	✓			C
2024 Meetings (#)	6	4	10	6	6	6	4

C = Chair

(1)	The Executive Committee is a committee of the Bank and Holding Company Board of Directors.
(2)	During 2024, Mr. Levenson routinely attended Governance and Nominating, Audit, Wealth Management Fiduciary Audit, and Leadership and Compensation Committee meetings at the discretion and invitation of the committee chairs for the purpose of providing his institutional knowledge and insight. He did not attend executive sessions or discussions that were related to him and does not have voting rights.

Committee Membership

The Governance and Nominating Committee makes recommendations to our Board of Directors for appointments to the committees of our Board of Directors, taking into consideration recommendations from our Chairman. All committees must be comprised of at least three directors, and directors may serve on more than one committee. Our Board of Directors makes a final appointment after a majority decision is reached. Each Committee elects its Chair in a process overseen by the Governance and Nominating Committee. While the Audit Committee, Leadership and Compensation Committee and Governance and Nominating Committee are fully independent, all other committees of our Board of Directors should have a majority of independent directors. Generally, independent directors should serve on a balanced number of committees. All directors should rotate and serve on all committees (other than the three core committees that are completely independent), including at least one to two years on the Executive Committee. However, the Governance and Nominating Committee may rotate standing committee members periodically. Committee members should serve no more than seven consecutive years on a particular committee.

WSFS Bank 2025 Proxy Statement	19

Audit Committee	Governance and Nominating Committee

MEMBERS:
Chair: David G. Turner	Chair: Jennifer W. Davis
Members: Michael J. Donahue, Vice Chair Anat Bird Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens	Members: Karen Dougherty Buchholz, Vice Chair Francis B. Brake Lynn B. McKee David G. Turner
KEY RESPONSIBILITIES:

•   Assisting our Board of Directors in overseeing our internal control over financial reporting, disclosure controls and procedures, and other internal controls;

•   Overseeing the Company’s internal audit and loan review function and its independent registered public accounting firm;

•   Reviewing the Company’s earnings and financial statements;

•   Establishing procedures for treatment of confidential, anonymous complaints;

•   Reviewing the selection of the Company’s lead external audit partner pursuant to the rotation policy (five years); and

•   Approving and recommending the selection of the independent registered public accounting firm.

•   Supervising the adoption of governance guidelines and policies applicable to the Company;

•   Recommending qualified nominees for election to our Board of Directors and its committees;

•   Reviewing Board compensation;

•   Overseeing the evaluation of our Board of Directors and management;

•   Managing Board succession and assisting our Board of Directors with CEO succession; and

•   Reviewing and providing oversight over all related party transactions to ensure that no conflicts of interest exist.

MEMBERSHIP:

Each member of the Audit Committee is “independent” as defined in the listing standards of Nasdaq and also meets the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Christopher T. Gheysens meets the SEC’s definition of “audit committee financial expert” for the Audit Committee.

For bank regulatory purposes, David G. Turner is also considered a banking and financial expert.

Each member of the Governance and Nominating Committee is “independent” as defined in the listing standards of Nasdaq.
MEETINGS:
The committee held 6 meetings and met regularly in executive sessions during 2024.	The committee held 4 meetings and met regularly in executive sessions during 2024.

WSFS Bank 2025 Proxy Statement	20

Executive Committee	Leadership and Compensation Committee

MEMBERS:
Chair: Rodger Levenson	Chair: Francis B. Brake
Members: David G. Turner, Vice Chair Francis B. Brake Jennifer W. Davis Diego F. Calderin Eleuthère I. du Pont Christopher T. Gheysens	Members: Christopher T. Gheysens, Vice Chair Karen Dougherty Buchholz Nancy. J. Foster Lynn B. McKee David G. Turner
KEY RESPONSIBILITIES:

•   Reviewing and providing advice and guidance to management and the Board of Directors with respect to the Company‘s transaction, integration and technology enhancement strategies;

•   Authorizing management to execute exclusivity and confidentiality agreements and non-binding offers, proposals, letters of intent, definitive agreements and similar offers and documents with respect to proposed transactions; and

•   May exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to applicable Delaware law.

•   Providing oversight and guidance with respect to personnel and compensation policies and practices;

•   Enabling the Company to create and maintain competitive programs;

•   Ensuring that personnel and compensation policies support the Company’s strategic mission and comply with all applicable legal and regulatory requirements;

•   Overseeing the executive compensation programs and management’s implementation of compensation programs;

•   Reviewing and approving an annual report on executive compensation and Associate incentive compensation plans prepared by our risk officers;

•   Reviewing and making recommendations to our Board of Directors with respect to the CEO’s compensation without the CEO’s presence;

•   Looking to the Company’s overall strategy and the results on the most recent “Say on Pay;” and

•   Reviewing the Executive Compensation Discussion and Analysis (“CD&A”) the compensation risk assessment and the Compensation Committee report and recommending to our Board of Directors their approval and inclusion in this proxy.

MEMBERSHIP:
A majority of the members of the Executive Committee are “independent” as defined by the listing standards of Nasdaq.

Each member of our Leadership and Compensation Committee is “independent” as defined by the listing standards of Nasdaq. In addition, the members of the Leadership and Compensation Committee each qualify as independent under Rule 10C-1 under the Exchange Act.

MEETINGS:
The committee held 10 meetings and met regularly in executive sessions during 2024.	The committee held 6 meetings and met regularly in executive sessions during 2024.

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Risk Committee	Wealth Management Fiduciary Audit Committee

MEMBERS:
Chair: Jennifer W. Davis	Chair: David G. Turner
Members: Nancy J. Foster, Vice Chair Anat Bird Francis B. Brake Karen Dougherty Buchholz Diego F. Calderin Michael J. Donahue	Members: Michael J. Donahue, Vice Chair Anat Bird Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens
KEY RESPONSIBILITIES:

•   Overseeing the Company’s risk management functions, including, among other things, the identification, assessment, measurement, monitoring, and management of key risks to the Company, WSFS Bank, and all other direct and indirect subsidiaries of the Company;

•   Approving and recommending the Enterprise Risk Management (“ERM”) framework and the risk appetite statement to our Board of Directors for approval;

•   Overseeing management’s activities with respect to capital management and liquidity risk;

•   Reviewing reports on selected risk topics, including emerging risks, credit concentration and asset quality, cybersecurity; and

•   Reviewing and discussing with management significant regulatory reports and reported risk management deficiencies of the Company and remediation plans related to risk management.

•   Assisting our Board of Directors in fulfilling its fiduciary responsibilities regarding trust activities.

•   Reviewing reports of the Internal Audit Department, independent accounting firm, and Regulatory Compliance, as well as other trust or wealth related matters;

•   Reviewing reports issued by outside consultants regarding internal control or fiduciary requirements as they relate to trust and wealth activities; and

•   Reviewing all regulatory agency reports submitted to Trust & Wealth Management Division regarding trust activities and monitor management’s response to any comments in these reports.

MEMBERSHIP:
Each member of the Risk Committee is “independent” as defined by the listing standards of Nasdaq.

Each member of the Wealth Management Fiduciary Audit Committee is “independent” as defined in the listing standards of Nasdaq and also meets the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Christopher T. Gheysens meets the SEC’s definition of “audit committee financial expert” for the Audit Committee.

For bank regulatory purposes, David G. Turner is also considered a banking and financial expert.

MEETINGS:
The committee held 6 meetings and met regularly in executive sessions during 2024.	The committee held 4 meetings and met regularly in executive sessions during 2024.

WSFS Bank 2025 Proxy Statement	22

Wealth Management Fiduciary Committee

Committee Charters

Copies of the Audit Committee Charter, Governance and Nominating Committee Charter, Executive Committee Charters, Leadership and Compensation Committee Charter, Risk Committee Charter, Wealth Management Fiduciary Committee Charter, and Wealth Management Fiduciary Audit Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select “About”, then select “Investor Relations”, then select “Governance”).

MEMBERS:
Chair: Eleuthère I. du Pont
Members: Michael J. Donahue, Vice Chair Anat Bird Karen Dougherty Buchholz Diego F. Calderin
KEY RESPONSIBILITIES:

•   Overseeing the Wealth Management division in providing trust administration, agency, investment advisory, wealth planning, brokerage, and asset management services;

•   Establishing the strategic direction, risk tolerance standards, and ethical culture for fiduciary and asset management activities; and

•   Monitoring the implementation of fiduciary and asset management risk-taking strategies and the adequacy and effectiveness of the risk management system in achieving the Wealth Management division’s strategic goals and financial objectives.

MEMBERSHIP:
A minimum of two members of the Wealth Management Fiduciary Committee must be “independent” as defined by the listing standards of Nasdaq.
MEETINGS:
The committee held 6 meetings and met regularly in executive sessions during 2024.

WSFS Bank 2025 Proxy Statement	23

Board Policies

Board of Directors Role in Risk Management Oversight

As described in greater detail in the description of each committee’s role and responsibilities and the committee’s charter, our Board of Directors is responsible for oversight of material risks to our operations, including those that are environmental, social, and governance in nature, as well as oversight of our ESG efforts generally. The Risk Committee reports regularly to the Board of Directors on its activities with respect to oversight of risk management. Our Board of Directors is responsible for the oversight of the management of our risk exposures to help ensure that the Company is operating within risk appetites approved by our Board of Directors. Comprehensive discussions regarding our appetite for risk and our risk exposures are held with our Board of Directors, the Risk Committee and our Executive Leadership Team. As a result of this involvement, our Board of Directors has concluded that the risk implicit in our strategic plan is appropriate and that expected risks are commensurate with the expected rewards. Our Board of Directors oversees and reviews management’s implementation of systems to manage these risks.

The risk management system is designed to inform our Board of Directors of material risks and create an appropriate enterprise- wide culture of risk awareness. Our Board of Directors periodically receives reports and other information on areas of material risk to the Company, including credit, liquidity, market/interest rate, compliance, operational, technology, cybersecurity, strategic, financial and reputational risks. These reports enable our Board of Directors to understand the risk identification, risk management and risk mitigation strategies employed by management.

The ERM function assists management by establishing a unified and strategic approach to identifying and managing current and future risks. ERM helps monitor, measure, manage and report these risks while continually evaluating our risk/reward dynamic.

The ERM activities include:

•	Conduct an Enterprise Risk Assessment Summary (“RAS”) in accordance with the Office of the Comptroller of the Currency’s RAS matrix and industry best practices and update the RAS quarterly;
•	Establish risk appetite statements and key risk indicators by risk area as approved by the Risk Committee;
•	Monitor risk metrics (“Key Risk Indicators” or “KRIs”) and report to Executive Leadership Team and our Board of Directors quarterly;
•	Oversee operational risk management;
•	Oversee model risk management;
•	Ensure that stress testing and contingency planning on critical business risks are performed;
•	Key involvement with significant new products, services or activities, as well as conduct resolution and “lessons learned” on major risk events, as needed; and
•	Continual learning on emerging risks and risk management best practices.

Attendance at Board of Directors, Committee Meetings, and Annual Meeting

Our directors are expected to attend at least 75% of Board meetings and committee meetings on which they serve. During the year ended December 31, 2024, our Board of Directors held 7 meetings. Each of our Directors attended at least 75% of both the Board and committee meetings in 2024. All directors are expected to attend the Annual Meeting except for absences due to causes beyond their reasonable control. All directors were present at last year’s Annual Meeting.

Board Refreshment and Succession Philosophy

We believe that one of the most important responsibilities of a high-performing board of directors is ensuring that it actively plans for and accomplishes its own succession. Our Board of Directors actively participates in the succession planning process by reviewing the structure and needs of our Board of Directors annually or more often as the need arises, so that we continue to build a diverse Board of Directors with expertise and talents that will continue to contribute to the success of WSFS.

Our Board of Directors does not believe in setting term limits for directors because directors who still meet the qualifications for Board membership and still possess industry knowledge and expertise are valuable to WSFS and our Board of Directors. Each Board member understands that the rest of our Board of Directors will actively consider his or her reappointment at the end of his or her current term. Through this performance-based process, our Board of Directors will ensure it retains active, independent, and knowledgeable directors who maintain a collegial perspective. In addition, directors will be assessed annually to ensure they still meet the qualifications for Board membership.

Upon expiration of Mr. Calderin’s term at the 2025 Annual Meeting, the Board of Directors will be comprised of 11 members. We believe that relatively smaller boards (while still of ample size and diversity) are generally more effective than relatively larger boards and sets the organizational tone for a lower internal cost structure in an industry that is continuously challenged by growing cost burdens and significant pricing competition. Our Board size also fits with

WSFS Bank 2025 Proxy Statement	24

one of our key strategic advantages, namely, faster and more entrepreneurial decision-making. Our continual refreshment of our Board of Directors membership and periods of transition related to merger and acquisition activities may result in short-term increases above what our Board of Directors has identified as the optimal long-term size range, which is 10 to 12 directors.

CEO and Management Succession Planning

Management believes our Associates are the core of our strategy, the lifeblood of our culture, and our greatest competitive advantage. Overseeing talent is a serious responsibility and one that receives ongoing, focused attention of our team. Our CEO takes primary responsibility for management succession and because planning leadership succession is of critical importance, it is a shared responsibility among our Executive Leadership Team with oversight from our Board of Directors. At least semi-annually, our Executive Leadership Team conducts an extensive assessment of our Associates to identify internal talent, plan for their development, and identify potential successors to ensure the continued, smooth operations of WSFS and to transfer institutional knowledge.

The Governance and Nominating Committee and the entire Board of Directors annually reviews, evaluates and provides governance comments and advice to our CEO and Executive Leadership Team with respect to talent and leadership development and succession planning.

Classified Board Structure

Our Board of Directors regularly reviews the subject of a classified Board of Directors. In considering a classified board, our Governance and Nominating Committee and full Board of Directors weigh various stockholders’ issues with the high engagement and institutional knowledge of our Board of Directors that provides continuity of a high-performing engagement model for our management team. We believe that a classified board creates alignment between our corporate governance principles and guidelines and the stated philosophy of managing our Company for the long-term benefit of all stakeholders.

While we believe that the evaluation of the Board and management should be ultimately based on the performance of the Company, we also recognize that our classified board structure can create the appearance of entrenchment on the part of our Board of Directors. As a result, we have cumulative voting of shares in the election of directors, which affords stockholders the ability to concentrate their votes on a single director nominee, thereby providing a means to have their voice(s) heard directly at our Board of Directors table after a director election.

Finally, if there is a need for a stockholder-initiated change to our Board of Directors, there is an opportunity to change approximately one-third of our board membership at each stockholders meeting where directors are elected. If those new directors for some reason cannot make the case clear to the “old board,” then at the next election, stockholders can change another third of our Board of Directors. That would give a majority of our Board of Directors to new representation. We think this kind of change, in much less than a two-year period, appropriately balances stockholders’ interests in the ability to send a clear signal of a need for change with the need to maintain the stability and the continuity of the Company.

Director Resignation Policy in Uncontested Elections

In an uncontested election, it is our policy that nominees who receive less than a majority of total votes cast in favor of their election should promptly offer to resign from our Board of Directors. The Board of Directors has the discretion to accept or reject their resignation offer. The Governance and Nominating Committee will consider resignation offers and make its recommendation to the entire Board of Directors. Our policy provides that our Board of Directors will accept or reject each director’s resignation offer within 90 days of the date the resignation offer is submitted.

Director Service on Other Boards

Our directors do not serve on the boards of other public companies if the service impedes the director’s ability to effectively serve on WSFS’ Board of Directors or creates any potential material conflicts. Directors need written approval from our Board of Directors before serving on the boards of other public companies. Including our Board of Directors, no director may serve on the boards of more than three public companies or no more than two public companies for a director who is also the CEO. Any such service is subject to any required regulatory approval or waivers.

Board Evaluation

Annually, the Board of Directors conducts a self-evaluation to assess its performance, evaluating the members of the Board of Directors collectively and individually. In most years, this is a self-directed process; however, every third year, the Board of Directors engages a third-party consultant to conduct the evaluation, which provides an outside perspective and insights on the performance and functioning of our Board of Directors. This third-party evaluation last occurred in 2024 as part of the three-year cycle.

Executive Sessions

Our independent directors have the opportunity to meet in executive session at each Board of Directors committee meeting and each Board of Directors meeting without non-independent directors or management present. These sessions are presided over by the Lead Independent Director and include discussions about CEO performance, compensation for non-independent directors, and other relevant board and committee matters. In addition, at least twice per year, independent directors have regularly scheduled meetings at which only independent directors are present and all independent directors are able to request additional independent directors’ sessions or meetings throughout the year.

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Board of Directors’ Principles and Guidelines

In addition to directives laid out through the various committee charters, our Board of Directors has adopted a set of principles and guidelines, which guide their actions and direction. The Governance and Nominating Committee reviews these principles and guidelines regularly. A full copy of the Principles and Guidelines of our Board of Directors is available on the Company’s website www.wsfsbank.com (select “Investor Relations” on the menu found under “About” and click on “Governance” and then “Highlights”).

Access to and Communication with our Board of Directors

This year, for the twelfth year in a row, our Board of Directors addressed stockholders through their letter, “A View from the Boardroom,” included in our Annual Report and available on our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About” and click on “Governance,” then “Highlights,” then click on “2024 Letter From Management”). This letter provides additional insight on corporate governance and key philosophies that guide our Board of Directors’ oversight of the Company.

Our Board of Directors also provides access and outreach to stockholders through a number of other forums and strongly encourages communications from stockholders. Stockholders are provided regular updates through press releases and other filings with the SEC. Our Board of Directors also solicits dialogue and responds to questions from stockholders at the Annual Meeting. Questions can be asked in person or submitted through email at stockholderrelations@wsfsbank.com or by writing to WSFS Financial Corporation, Investor Relations, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801.

During the year, stockholders who wish to send communications to the Board of Directors may do so by writing to the attention of Rodger Levenson, Chairman, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801. Communications sent to Mr. Levenson are relayed to the rest of the Board of Directors. Additionally, the Chairman of our Board of Directors and/or Lead Independent Director periodically attends investor conferences and other roadshows to solicit feedback on corporate governance from institutional stockholders.

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Compensation of our Board of Directors

Our Board of Directors’ philosophy is to maintain director compensation near the median of annual compensation levels for our CPG. We discuss the process for selection and use of our custom CPG later in the proxy under the section entitled Peer Group. The Governance and Nominating Committee reviews Board of Directors’ compensation and committee fees annually and makes recommendations for adjustments when and where they feel appropriate.

Board Retainer(1)		$120,000	(2)

Lead Independent Director Fee		$25,000

Committee Chair Fees(1)	Audit/Wealth Management Fiduciary Audit Committee Chair	$13,500
	Governance and Nominating Committee Chair	$8,500
	Leadership and Compensation Committee Chair	$11,000
	Wealth Management Fiduciary Committee Chair	$8,500
	Executive Committee Chair(3)	n/a
	Risk Committee Chair	$8,500

Committee Fees and Special Meeting Fees(1)(4)	Audit/Wealth Management Fiduciary Audit Committee	$14,250
	Governance and Nominating Committee	$7,500
	Executive Committee	$7,500
	Risk Committee	$7,500
	Leadership and Compensation Committee	$7,500
	Wealth Management Fiduciary Committee	$7,500

(1)	Board members are expected to attend 75% or more of the scheduled meetings for the committees of which they are members.
(2)	$60,000 cash retainer paid in July and WSFS common stock issued annually equivalent to $60,000 based on the closing price of WSFS common stock on Nasdaq on the second Friday in August 2024.
(3)	Because Mr. Levenson serves as the Chair of the Executive Committee, no fees are paid to him.
(4)	Committee Fees and Special Meeting Fees are paid to non-Associate Committee Chairs and Committee Members. Excludes regularly scheduled Board meetings.

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Director Non-Qualified Deferred Compensation Plan

We offer a non-qualified deferred compensation plan for our Board of Directors. This program allows for retainer and meeting fees to be deferred. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. The plan is solely funded by the participant, and while the Company has discretion to make employer contributions, it has not exercised its discretion to do so for directors. The plan was reviewed and approved by our Leadership and Compensation Committee and our Board of Directors.

Director Compensation Table

The compensation paid to directors during 2024 is summarized in the following table. Mr. Levenson is not shown in this table because he is compensated as an officer and did not receive any additional director compensation.

Directors	Fees Earned or Paid in Cash		Stock Awards(1)	Total
Anat Bird	$89,250	(2)	$60,000	$149,250
Francis B. Brake	101,000		60,000	161,000
Karen Dougherty Buchholz	90,000		60,000	150,000
Diego F. Calderin(3)	82,500		60,000	142,500
Jennifer W. Davis	124,500	(2)	60,000	184,500
Michael J. Donahue	89,250		60,000	149,250
Eleuthère I. du Pont	97,750		60,000	157,750
Nancy J. Foster	89,250	(2)	60,000	149,250
Christopher T. Gheysens	89,250		60,000	149,250
Lynn B. McKee	75,000		60,000	135,000
David G. Turner	110,250		60,000	170,250

(1)	The aggregate fair value of the award on the date of grant, computed in accordance with Accounting Standards Codification 718 - Compensation - Stock Based Compensation (“ASC Topic 718”).
(2)	Contributed all fees earned in 2024 to the non-qualified deferred compensation plan.
(3)	Mr. Calderin will not seek reelection at the 2025 Annual Meeting of Stockholders.

Compensation of Lead Independent Director

Effective July 1, 2021, Ms. Davis became the Lead Independent Director. During 2024, she was compensated $25,000 for serving in that role in addition to her other compensation as a director. Mr. Gheysens will be assuming the role of Lead Director effective July 1, 2025, pending the results of our 2025 Annual Meeting.

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Proposal 2: Advisory Vote on Executive Compensation

EXECUTIVE COMPENSATION

We are seeking advisory (non-binding) stockholder approval of the compensation of our NEOs. This proposal gives you as a stockholder the opportunity to endorse or not endorse our NEO compensation program through the following resolution:

“Resolved, that the stockholders approve the compensation of WSFS Financial Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the CD&A, the compensation tables and any related material) in this proxy statement.”

ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

Our stockholders approved our 2024 “say-on-pay” vote, which we believe reflected the strength of our corporate governance program and its alignment with our executive compensation program. Our executive compensation and corporate governance programs include:

•	Proactive stockholder outreach;
•	Company performance aligned with stockholder interests for long-term stockholder value creation;
•	Effective Proxy Statement compensation disclosure;
•	Clawback of cash and equity-based incentive compensation for executives; and
•	Double-trigger equity awards in the event of a change of control

This “say-on-pay” proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather our overall compensation philosophy and objectives with respect to our NEOs. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

Our Board of Directors believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by the Company’s stockholders as more particularly outlined in our CD&A discussion beginning on page 32.

ABOUT YOUR VOTE

•	The advisory proposal relating to executive compensation must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be approved.
•	Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.
•	As an advisory vote, this proposal is not binding upon our Board of Directors or the Company. The Leadership and Compensation Committee, however, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

The Board of Directors recommends a vote FOR approval of this advisory (non-binding) resolution relating to the compensation of WSFS Financial Corporation’s NEOs.

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Executive Leadership Team

The following table sets forth: (i) each member of our Executive Leadership Team, including the executive officers of the Company, (ii) his or her age as of the Record Date, (iii) the current position of each member of our Executive Leadership Team and (iv) the period during which such person has served in such position. Following the table is a description of each member of our Executive Leadership Team’s principal occupation.

For biographical information regarding Rodger Levenson, see “Other Continuing Directors”.

Name	Age	Position	Year Assumed Current Position	Year Hired by WSFS
Rodger Levenson	64	Chairman, President and CEO	2020(1)	2006
Arthur J. Bacci	66	EVP, Chief Operating Officer	2024(2)	2018
Lisa Brubaker	61	EVP, Chief Human Resources Officer	2024(3)	1987
David Burg	51	EVP, Chief Financial Officer	2024	2024
Steve Clark	67	EVP, Chief Commercial Banking Officer	2016(4)	2002
Christine E. Davis	47	EVP, Chief Risk Officer	2022	1999
Jamie Hopkins	39	EVP, Chief Wealth Officer	2024	2023
Shari Kruzinski	55	EVP, Chief Consumer Banking Officer	2023	1989
James Wechsler	37	EVP, Chief Commercial Banking Officer	2025	2010
(1)	Mr. Levenson assumed the roles of President and CEO effective January 1, 2019, and Chairman of the Board of Directors effective January 1, 2020.
(2)	Mr. Bacci assumed the role of Chief Wealth Officer in 2018 and Chief Operating Officer effective August 15, 2024.
(3)	Ms. Brubaker assumed the role of Chief Human Resources Officer effective January 1, 2024, and continued to serve as Chief Information Officer until November 2024.
(4)	Mr. Clark transitioned to the non-executive leadership role of Strategic Advisor effective January 1, 2025.

Biographies

Arthur J. Bacci

EVP, Chief Operating Officer

Age: 66 • Year Assumed Current Position: 2024 • Year Hired by WSFS: 2018

Arthur J. Bacci, has served WSFS as Executive Vice President and Chief Operating Officer Since August 15, 2024. From August of 2023 through August of 2024 Mr. Bacci assumed the additional role of interim Chief Financial Officer as well as serving as Chief Wealth Officer, the role he held since joining the executive team at WSFS in 2018. Prior to joining WSFS, Mr. Bacci was a Vice President at Principal Financial Group, a diversified global investment management firm, where he served as head of Principal’s Hong Kong business from 2013 to 2018. He joined Principal in 2002 as Chief Financial Officer of Principal Trust Company (in Delaware). Prior to Hong Kong, Mr. Bacci served as CEO/President of the trust company beginning in 2007 as well as for Principal Bank beginning in 2009. Mr. Bacci served on the Board of GreenSky, Inc. Currently, he serves on the Delaware Business Roundtable Education Committee. Mr. Bacci received his bachelor’s degree in finance from San Jose State and an MBA from Santa Clara University. He has also participated in leadership and management programs at the University of Pennsylvania Wharton School.

Lisa Brubaker

EVP, Chief Human Resources Officer

Age: 61 • Year Assumed Current Position: 2024 • Year Hired by WSFS: 1987

Lisa Brubaker, has served as Executive Vice President and Chief Human Resources Officer of WSFS Financial Corporation since January 1, 2024. Ms. Brubaker served in the role of Chief Information Officer from August 2020 through November 2024. From May 2018 to August 2020, Ms. Brubaker served as Executive Vice President and Chief Technology Officer. She joined WSFS in 1987 and has held a variety of leadership roles with increasing responsibilities throughout her WSFS career. Ms. Brubaker serves on the Board of the Brandywine Red Clay Alliance, a watershed conservation organization in Southeastern Pennsylvania and New Castle County, Delaware, and volunteers for the Delaware Nature Society, Girls Inc. of Delaware and the Delaware Humane Association. She earned her bachelor’s degree in biology from the University of Delaware. Ms. Brubaker is a current Aresty Scholar at the Wharton School’s Aresty Institute of Executive Education where she has completed several programs under the Certificate of Professional Development curriculum in the areas of leadership, finance, and technology.

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David Burg

EVP, Chief Financial Officer

Age: 51 • Year Assumed Current Position: 2024 • Year Hired by WSFS: 2024

David Burg has served as Executive Vice President and Chief Financial Officer since August 2024. Prior to WSFS, Mr. Burg spent nearly 17 years at Citigroup, most recently as Head of Strategy and Execution for Legacy Franchises. He also served as Chief Financial Officer for the entire Latin America region from 2021 to 2023 and as Chief Financial Officer of Citigroup’s Treasury and Trade Solutions businesses from 2017 to 2021. In these roles, he was responsible for financial reporting, financial planning and analysis, treasury management and strategy. Prior to Citigroup, he was an Engagement Manager at McKinsey & Company and also held various roles at General Electric. Mr. Burg holds an MBA in finance from Columbia Business School, as well as a master’s degree in materials science and engineering from Columbia University. He earned his bachelor’s degree in applied science and engineering from Rutgers University.

Christine E. Davis

EVP, Chief Risk Officer

Age: 47 • Year Assumed Current Position: 2022 • Year Hired by WSFS: 1999

Christine E. Davis, has served as Executive Vice President and Chief Risk Officer since March 2022. Ms. Davis has been with WSFS for over 25 years, holding many different roles within Internal Audit. In her most recent role as Chief Auditor, she directed and oversaw the continuous development and implementation of a comprehensive and effective Internal Audit Program throughout the organization, including its subsidiary companies, and previously served as the Deputy Chief Auditor. Ms. Davis serves on the Boards of the Delaware Bankers Association and Delaware Financial Education Alliance. Ms. Davis holds a Certified Public Accountant (CPA) certificate in Delaware and a bachelor’s degree in accounting from Pennsylvania Western University.

Jamie Hopkins

EVP, Chief Wealth Officer

Age: 39 • Year Assumed Current Position: 2024 • Year Hired by WSFS: 2023

Jamie Hopkins has served as Executive Vice President and Chief Wealth Officer since August 2024. Prior to his current role, he served as Director of Private Wealth Management for Bryn Mawr Trust. Prior to WSFS, he served as Managing Partner at Carson Group, where he grew their private wealth management business and helped shape thought leadership around retirement planning. Mr. Hopkins is the Founder of FinServ Foundation, a nonprofit dedicated to coaching and developing the next generation of financial professionals. He serves on the FinServ Foundation Board, along with the Wealth.com, C2P Enterprises, Focal, and Wing.app Advisory Boards and previously served as national trustee member of NAIFA. Mr. Hopkins holds an LLM from Temple University Beasley School of Law and a JD from Villanova University Charles Widger School of Law. He earned a master’s degree in financial planning from the American College of Financial Services and an MBA from Villanova University.

Shari Kruzinski

EVP, Chief Consumer Banking Officer

Age: 55 • Year Assumed Current Position: 2023 • Year Hired by WSFS: 1989

Shari Kruzinski, has served as Executive Vice President and Chief Consumer Banking Officer since January 2023. Previously, she served as Executive Vice President and Chief Customer Experience Officer from October 2021 to January 2023 and as Executive Vice President and Director of Retail Delivery from May 2021 until October 2021. Prior to that, from 2008 until May 2021 she was Senior Vice President and Regional Manager of WSFS Bank’s Southeastern Pennsylvania market. Her responsibilities included heading WSFS Bank’s retail operations, and consumer and small business banking in Chester, Delaware and Montgomery Counties. Ms. Kruzinski joined WSFS in 1989 and has held many leadership positions within the Retail Division throughout her 30+ years with the Company. Ms. Kruzinski serves on the Board of the Greater Philadelphia Market Board of the March of Dimes. She attended Wilmington University and is a graduate of ABA Stonier Graduate School of Banking.

James Wechsler

EVP, Chief Commercial Banking Officer

Age: 37 • Year Assumed Current Position: 2025 • Year Hired by WSFS: 2010

James “Jim” Wechsler has served as Executive Vice President and Chief Commercial Banking Officer since January 1, 2025. Prior to his current role, he served as Chief Operating Officer of Commercial Banking. He has also held various senior positions at WSFS, including leading Corporate Development, Strategic Planning, Consumer Lending and Small Business Banking. Mr. Wechsler earned his bachelor’s degree in finance from the University of Delaware and his MBA in finance and strategic management from Villanova University. He was named to Philadelphia Business Journal’s 40 under 40 list in 2022. He serves on the Board of Bryn Mawr Hospital Foundation, JFCS of Greater Philadelphia and was director of a locally-based home equity lending company, SpringEQ, until its successful sale in 2023.

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Executive Compensation Discussion and Analysis

In this Executive Compensation Discussion & Analysis (“CD&A”), we explain our 2024 compensation program for our Executive Leadership Team, including our CEO, the two executives in the Chief Financial Officer (“CFO”) role and our three highest paid other executive officers listed below. Our Leadership and Compensation Committee has designed our executive compensation program to reflect our pay-for-performance philosophy, with oversight from our Board of Directors and guidance and assistance from its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). Principally, our executive compensation program is designed to align the interests of senior leadership with our stockholders and our long-term success.

(1)	Mr. Clark transitioned to the non-executive leadership role of Strategic Advisor effective January 1, 2025.

Summary

In 2024, we compensated our executive officers using a combination of base salary and both short-term and long-term incentive awards for their performance. Under the Executive Leadership Team Incentive Plan (“ELTIP”), we award a mix of service-based equity grants, in the form of Restricted Stock Units (“RSUs”), performance-based equity grants, in the form of Performance Stock Units (“PSUs”), as well as cash-based incentives to our executive officers on an annual basis, as described further in this CD&A. We believe that a mix of short-term and long-term award opportunities, based on individual and Company-wide goals and weighted based on the executive officer’s level of responsibility, will appropriately compensate and reward executive officers for both near-term results and for creating long-term sustainability.

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Executive Compensation Philosophy

Our objective is to be a long-term, sustainable, high-performing company, and we have designed our compensation practices to attract and retain high-quality individuals and motivate and reward them for strong performance. The following fundamental principles underlie our executive compensation philosophy and design:

The following table summarizes our executive compensation plan features, which our Leadership and Compensation Committee regularly reviews in line with our executive compensation philosophy.

What We Do

- Require significant stock ownership for our Executive Leadership Team and our Board of Directors.
- Balance executives' short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.
- Impose a double-trigger both for time-based and performance-based equity incentive awards which do not vest solely upon a change in control, but also require a qualifying termination of employment following a change in control.
- Engage an independent compensation consultant who acts as an advisor to the Leadership and Compensation Committee on executive leadership compensation matters and Board of Directors compensation matters, and other compensation matters under the purview of the Leadership and Compensation Committee, and from time to time provides advice on best practices for compensation matters unrelated to our Executive Leadership Team or Directors.
- Maintain a robust clawback policy that exceeds the Nasdaq's listing requirements and captures time-vesting RSUs and misconduct absent a financial restatement.
- Standardize a vesting period generally for equity awards of four years prior to 2023 and three years beginning in 2023.
- Make a significant portion of executive compensation performance-based and focused on stockholder value.

What We Don't Do

- Encourage excessive risk-taking by executives by removing incentives that focus on single performance goals which may be a detriment to our Company.
- Permit special executive retirement programs.
- Pay excessive perquisites to executives.
- Permit hedging, collars, short sales or other derivative transactions or pledging transactions involving our common stock by our executives.
- Permit cash buyout, re-pricing or backdating of equity awards.
- Enter into employment contracts with executives.
- Guarantee multi-year bonuses.
- Allow automatic single-trigger vesting upon change of control.
- Provide gross-up payments to cover personal income or excise taxes that pertain to severance benefits.

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How Executive Compensation Decisions Are Made

Compensation decisions are made by our Leadership and Compensation Committee, considering input from management, FW Cook, and our stockholders (vis-à-vis say-on-pay votes), and through examination of compensation practices of a CPG, identified in consultation with FW Cook, that we believe is representative of those companies with whom we compete for talent. These varying roles are each described below.

LEADERSHIP AND COMPENSATION COMMITTEE			BOARD OF DIRECTORS

Ensures that personnel and compensation policies support our strategic plan and comply with all applicable legal and regulatory requirements	Reviews performance from prior year	Considers results of stockholders’ advisory votes on executive compensation	Considers all factors, including CEO’s assessment of NEO performance, when making compensation decisions	Makes final compensation decisions for CEO; approves final compensation decisions for NEOs

MANAGEMENT	COMPENSATION CONSULTANT(1)	STOCKHOLDERS

•   Key roles played by our CEO and our Chief Human Resources Officer;

•   Assist with executive compensation reviews, incentive program designs, risk assessments of compensation programs;

•   Focus on competitiveness and alignment of our compensation program with our strategic goals;

•   Recommend changes to compensation programs where appropriate; and

•   Recommend pay levels and incentive plan payments for executive officers, except for the CEO.(3)

•   Retained solely by the Leadership and Compensation Committee, only provides services specifically authorized by the Leadership and Compensation Committee and reports directly to the committee chair;

•   Conducted a formal evaluation of our executive compensation program in 2023 with our previous compensation consultant; and

•   Guides on best practices with regard to short term cash incentives, long-term equity awards, and other executive compensation plans, policies and designs.

•   Say-on-pay votes conducted annually;

•   Frequency of say-on-pay votes revisited every six years;(2)

•   2024 say-on-pay vote was approved by more than 87% of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal; which illustrates our stockholders’ support for our approach to executive compensation; and

•   Informs ongoing executive compensation plan and program design considerations.

(1) The Leadership and Compensation Committee selected FW Cook as its new independent advisor in the fall of 2024. FW Cook does not have a personal or business relationship with any member of the Leadership and Compensation Committee. The Leadership and Compensation Committee assessed the independence of FW Cook in light of SEC rules regarding compensation consultant independence. As part of this assessment, the Leadership and Compensation Committee reviewed FW Cook’s letter addressing factors related to its independence and concluded that the services provided by FW Cook to the Leadership and Compensation Committee do not raise any conflict of interest issues.

(2) The next required vote on the frequency of advisory say-on-pay votes will occur during our 2029 Annual Meeting of Stockholders.

(3) The CEO does not participate in decisions regarding his compensation.

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Elements of Compensation

Our long-term financial objective is to be a sustainable, high-performing company, and we have designed our compensation practices toward attracting and retaining high-quality Associates and motivating and rewarding them for strong performance and creating alignment with the interests of our stockholders. The components of 2024 executive compensation were base salary, short-term cash incentive awards, long-term equity incentive awards and other benefits. While the Leadership and Compensation Committee has the authority to exercise discretion during the course of the year and consider discretionary bonuses, on a case-by-case basis, after review of Company and individual performance at the end of a year, the committee granted one-time cash payments to Mr. Bacci and Ms. Brubaker in recognition for their leadership roles as Interim CFO and CIO, respectively. In addition, Ms. Kruzinski was awarded a one-time cash payment in recognition of her leadership in development of the 2025-2027 strategic plan. In light of Mr. Clark’s transition from Chief Commercial Banking Officer to Strategic Advisor, Commercial Banking, effective January 1, 2025, Mr. Clark received a cash payment approximating the ELTIP long-term incentive award he would have otherwise received for 2024. This amount is included in the “Bonus” column of the Summary Compensation Table (“SCT”).

As reflected in the charts below, 78% of our CEO’s target total 2024 compensation was variable or “at risk,” and an average of 73% of our other NEOs’ target total 2024 compensation was variable or “at risk.” We believe the mix of compensation elements paid to our executive officers incentivizes the strong performance needed to meet our objectives. In the following section, we describe these elements of our executive compensation, including how we determine the amounts for each element, why each element is included in our executive compensation program and the actual payments resulting from our pay-for-performance incentive programs.

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Base Salary and Other Benefits	Variable Compensation (Short-Term Cash Incentives and Long-Term Equity Incentives)
Purpose: Significant tool for recruiting, motivating, and retaining top talent.	Purpose: Incentivize and compensate executives based on achievement of Company-wide and individual goals rewarding for near-term results and creating long-term sustainability.

Base Salary

A stable source of income and serves as a base amount for pay-for-performance determinations.

•   Weighs executives’ qualifications, experience, responsibilities, individual performance, and value compared to similar positions in our CPG for market competitiveness.

•   Considers expected responsibilities of executives, special circumstances related to staffing needs, and market situations.

•   Market-based data utilized for newly hired executives’ amounts; salary requirements of other candidates being considered; and current compensation levels of peer executives at WSFS.

Other Benefits

Includes a non-qualified deferred compensation plan, 401(k) contributions, development allowance and minimal perquisites.

ELTIP—Short-Term and Long-Term Incentives

Short-Term Incentive (“STI”): Short-term incentive awards are annual, cash-based incentives tied to achievement of financial, strategic, and individual goals that reflect profitable results, strong returns, and sound positioning for future performance. They award opportunities utilizing individual and Company-wide goals weighted based on the executive’s level of responsibility. Under the ELTIP, short-term incentive metrics for 2024 were Adjusted ROA(1), Adjusted ROTCE(1), Adjusted EPS(1), and Strategic Performance(2), each weighted equally at 25% to arrive at the overall Company-wide performance score weighted at 80%. The Strategic Metric was based on results in driving Associate engagement, enhancing our Company culture, community impact as measured through corporate volunteer hours and executive management’s efforts in developing the 2025-2027 strategic plan. Our intent is that management interests with respect to earning annual incentives are aligned with shareholder interests.

Annual short-term incentives under the ELTIP are usually granted as a cash award as a percentage of the executive officer’s base salary based on threshold, target and maximum performance targets set by the Leadership and Compensation Committee, but may be granted as equity awards.

Long-Term Incentive (“LTI”): Long-term incentive awards consist of RSUs and PSUs whose ultimate value is tied directly to share price experienced by our shareholders. Vesting and performance requirements emphasizing a strategic, multi-year perspective and achievement of competitive results versus the marketplace. RSUs are in the form of restricted stock units that generally vest in equal installments over three years. PSUs vest according to performance as measured by the Leadership and Compensation Committee at the end of a 3-year period based on the Company’s cumulative Adjusted ROA(1) performance relative to the KBW Nasdaq Regional Bank Index (KRX) for the same period. Our intent is that management’s long-term interests with respect to earning and vesting shares are aligned with the long-term interests of our shareholders.

(1)	These are non-GAAP measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. Additional details can be found in “Appendix A—Non-GAAP Reconciliations”.
(2)	For 2024, the Strategic Performance metric was based on Associate engagement, Company culture, community impact, and the effectiveness with which executive management developed the 2025-2027 strategic plan.

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Short-Term Cash Incentive Compensation Determination Process

Company-wide Performance Goals

Annually, the Leadership and Compensation Committee reviews our metrics and establishes Company-wide targets on the chosen metrics. In selecting the metrics, the Leadership and Compensation Committee considers our short-term and long-term business strategy, the current business environment, and the interests of stockholders.

The Company reviews and adjusts, as necessary, performance metrics at the onset of a new performance period. This review process helps ensure that Company-wide goals used for incentive plans support the Company’s overall strategy, accommodate any shifts in strategy from year-to-year or during market changes and reflect past experiences and best practices. The Leadership and Compensation Committee has discretion to modify awards, including downward if appropriate. Examples of potential events or factors that Leadership and Compensation Committee may consider in reducing or eliminating awards include but are not limited to: downgrading of the Bank’s regulatory examination results, imposition of regulatory enforcement actions, or excessive non-performing assets.

Individual Performance Goals

Annually, each executive officer (other than the CEO, whose short-term incentive award is based solely on company-wide performance) develops individual performance goals for the year consistent with that year’s financial plan, the current three-year strategic plan, and their personal professional growth.

Through an iterative, collaborative process, the executive officers and the CEO agree to the final individual performance goals. Individual performance goals are tailored to each executive officer’s function and particular area of responsibility, and may cover a wide variety of performance measures, including, but not limited to, financial performance, customer engagement, operational milestones, and other matters.

Weighting the Goals

Subject to final approval by our Board of Directors, the Leadership and Compensation Committee has final discretion to determine the amounts of final award payouts to all our executive officers, with the exception of the CEO, which is at the recommendation of the Leadership and Compensation Committee and at the final discretion of the Board of Directors.

Weighting percentage for short-term cash incentives is 80% Company-wide performance and 20% for individual performance determined by measures and objectives established in discussion with the CEO. The CEO’s performance is based completely on the Company-wide performance.

The Leadership and Compensation Committee believes that the more senior the rank of the executive, the more responsibility that executive has for Company-wide performance. As a result, as seniority increases, the weighting of Company-wide performance measurement criteria compared to individual performance criteria generally also increases, such that Company-wide performance plays a larger role in determining the amount of incentive awards provided to such executives. Similarly, individual and business unit performance goals play a larger role in determining the amount of the incentive award for less senior executives as compared to overall Company-wide performance.

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Peer Group

Periodically, the Leadership and Compensation Committee engages its third-party compensation consultant to conduct a formal review of our executive compensation program. A comprehensive review was conducted in 2023 by our prior compensation consultant. The Leadership and Compensation Committee requested these reviews to assess competitive compensation levels for Executive Leadership and the alignment of base compensation, incentives, and equity awards with our compensation philosophy. As part of this process, the Leadership and Compensation Committee reviews the programs and practices of a custom CPG, in addition to other relevant market compensation data sources. In selecting comparable companies for inclusion in the CPG, we consider a number of demographic factors including SEC-reporting status, listing on a major stock exchange, and location; along with measures of company size including total assets, revenues, market capitalization, size of workforce, etc. Our intent is that WSFS rank near the middle of the peer group when multiple size factors are considered. We update our CPG as an integral step in conducting formal reviews of marketplace compensation levels and practices.

Listed below are members of our 2024 CPG along with individual company data.

Rank	Company Name	Ticker	State	Total Assets at December 31, 2024 ($mm)	Return on Assets 2024 (%)
1	Commerce Bancshares, Inc.	CBSH	MO	31,997	1.74
2	Ameris Bancorp	ABCB	GA	26,262	1.38
3	Hancock Whitney Corporation	HWC	MS	35,082	1.32
4	United Bankshares, Inc.	UBSI	WV	30,024	1.26
5	Cathay General Bancorp	CATY	CA	23,055	1.22
6	UMB Financial Corporation	UMBF	MO	50,410	1.02
7	Independent Bank Corp.	INDB	MA	19,374	0.99
8	TowneBank	TOWN	VA	17,247	0.95
9	Fulton Financial Corporation	FULT	PA	32,065	0.95
10	Atlantic Union Bankshares Corp.	AUB	VA	24,585	0.88
11	Pacific Premier Bancorp, Inc.	PPBI	CA	17,904	0.86
12	Customers Bancorp, Inc	CUBI	PA	22,308	0.85
13	OceanFirst Financial Corp	OCFC	NJ	13,421	0.74
14	Provident Financial Services, Inc.	PFS	NJ	24,052	0.57
15	Simmons First National Corporation	SFNC	AR	26,876	0.56
16	Berkshire Hills Bancorp, Inc	BHLB	MA	12,273	0.52
17	Associated Banc-Corp	ASB	WI	43,023	0.30
18	Sandy Spring Bancorp, Inc	SASR	MD	14,127	0.14
	Average			25,782	0.90
	25th Percentile			17,739	0.57
	50th Percentile			24,319	0.91
	75th Percentile			32,014	1.23
	WSFS Financial Corporation	WSFS	DE	20,814	1.27
	Percentile Rank			34th	80th

Notes:

Financial data is provided by S&P Global Market Intelligence database.

Based on data obtained from S&P Global, our ending assets were below the 50th percentile of the CPG; while our revenues, market capitalization, and workforce size all ranked at or above the 50th percentile. We also note that our reported return on assets of 1.27% ranked at 80th percentile of companies in the CPG, which supports our long-term top-quintile performance philosophy.

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2024 Executive Compensation Summary

Base Salary

Our compensation philosophy has been to review base salaries as compared to the market 50th percentile, consider individual performance, skills and experience, and determine an appropriate base salary based on all these factors. Mr. Levenson’s actual 2023 and 2024 base salary increases represent approximately the market 50th percentile salary for CEOs in comparable banks including our CPG and additional banking industry compensation survey data.

For 2024, our Board of Directors approved NEO base salary changes as shown in the following table.

Name	2025	2025 to 2024 % Increase	2024		2024 to 2023 % Increase	2023
Rodger Levenson	$ 1,009,400	3.0%	$ 980,000		9.4%	$ 896,000
David Burg	582,188	1.3	575,000		N/A	—
Steve Clark(1)	342,000	(25.0)	456,000		2.9	443,000
Arthur J. Bacci	614,910	3.0	597,000	(2)	42.8	418,000
Lisa Brubaker	430,560	4.0	414,000		3.0	402,000
Shari Kruzinski	414,060	3.0	402,000		3.1	390,000
(1)	Mr. Clark’s salary was adjusted to align with a new role of Senior Advisor focused on business development, relationship management, and leadership support as part of the Company’s succession planning.

(2)	Mr. Bacci’s salary was increased from $431,000 to $597,000 on August 15, 2024 in connection with his appointment as the Company’s Chief Operating Officer (“COO”). This increase was made to bring the COO position in line with market data.

Executive Leadership Team Incentive Plan

Under the ELTIP for 2024, our executives were eligible for both short-term cash incentive awards and long-term equity incentive awards in the form of time-vested RSUs and performance-based PSUs.

2024 ELTIP Determination Process—
Short-Term Incentives

We designed the short-term cash portion of the ELTIP to reward executives for excellence in performance on key financial and strategic metrics determined by our Board of Directors and the Leadership and Compensation Committee.

The Leadership and Compensation Committee selected Adjusted ROA, Adjusted ROTCE, Adjusted EPS, and a Strategic Performance metric as the Company-wide performance measures for the short-term cash incentive awards under the ELTIP for 2024. All three financial measures are non-GAAP financial measures and may not be comparable to similar non-GAAP financial measures used by other companies. All three financial measures were also subject to adjustment based on the quality of earnings review described below.

For the Strategic Performance metric, the Leadership and Compensation Committee identified and evaluated Associate engagement, Company culture, community impact and executive management’s efforts in developing the 2025-2027 strategic plan. For individual performance and contribution, our CEO collaborates with and sets individual performance goals for our Executive Vice Presidents who form part of our Executive Leadership Team (each, an “EVP”) which include specific operational and performance metrics pertinent to each EVP’s area of responsibility. Examples of these individual performance goals are asset quality metrics, service level agreement performance, area specific growth initiatives and strategic planning.

Our ELTIP design also incorporates the following:

•	A “quality of earnings review” used to consider adjustments from GAAP reported earnings to ELTIP earnings;
•	Award opportunities based on specified percentages of base salary for threshold, target, and maximum achievement by executive officers; and
•	A proportional approach (interpolation) used to calculate incentive payouts for the performance results that fall between threshold, target and maximum levels.

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Short-Term Cash Incentive Performance Targets

Short-term incentive awards under the ELTIP use three Company financial measures of performance, which are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. The following table shows our 2024 performance metrics under the ELTIP. Short-term cash incentive awards for the CEO are based solely on the Company-wide performance score. Short-term cash incentive awards for other NEOs are based on a weighting of 80% Company-wide performance and 20% for individual performance determined by measures and objectives established in discussions with the CEO. Our Target levels of performance for 2024 were set below our actual achievements from 2023 primarily given the projected significantly lower interest rate environment in 2024 versus 2023, and the resulting compression of net interest margin in the banking space. In addition, our Targets are set based on a relative analysis and endeavor to align with the 75th percentile performance of the KRX index, which is used for performance comparison for our STI and PSUs. Therefore, the year-over-year reduction of our Targets are based on sector-wide projections.

Short-Term Incentive Company Score(1)	Threshold	Target	Maximum	Weighting
Adjusted ROA	0.96%	1.20%	1.32%	25%
Adjusted ROTCE	14.5%	18.1%	19.9%	25%
Adjusted EPS	$ 3.25	$ 4.06	$ 4.47	25%
Strategic Performance(2)				25%
(1)	Threshold, Target, and Maximum performance goals are evaluated and based on our Quality of Earnings approach when setting each goal and when comparing against the publicly available financials of our peer group (“KRX”).

(2)	For 2024, the Strategic Performance metric was based on Associate engagement, Company culture, community impact, and the effectiveness with which executive management developed the 2025-2027 strategic plan.

For 2024, the below table reflects the target values of each of our NEO’s short-term cash incentive award under the ELTIP as a percent of base salary. Payment of short-term cash incentive awards under the ELTIP occurs no later than March 15th of the year following the performance period. This timing usually provides ample opportunity for the finalization of year-end performance results, as well as maintaining compliance with the short-term deferral exception under Section 409A requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

Name	Threshold	Target	Maximum
Rodger Levenson	55%	110%	165%
David Burg	33%	66%	100%
Arthur J. Bacci	33%	66%	100%
Steve Clark	33%	66%	100%
Lisa Brubaker	33%	66%	100%
Shari Kruzinski	33%	66%	100%

2024 Quality of Earnings Review

In connection with administering the short-term cash incentive component of the ELTIP, the Leadership and Compensation Committee conducts a “quality of earnings” review under which it evaluates any unusual, one-time items generally greater than $5.0 million, after tax, that impact cash, equity and earnings, and considers them for adjustments for the purposes of calculating relevant performance measures. Any “quality of earnings” evaluations are made with a strong bias towards ensuring that management is accountable for reported results. For 2024, the Leadership and Compensation Committee’s review concluded that certain items should be excluded from our reported earnings for the purposes of calculating Adjusted ROA, Adjusted ROTCE, and Adjusted EPS as it relates to the ELTIP STI.

A total of $5.1 million was excluded from fee revenue, including:

•	$2.8 million net gain on our Visa B derivative liability established from our previous sale of 360,000 shares in 2Q 2020; and
•	$2.3 million from gain on sales of equity investments primarily related to the sale of Spring EQ;

A total of $3.9 million was excluded from expenses, including:

•	$2.6 million of corporate development and restructuring expenses primarily from an optimization plan of WSFS-owned real estate properties;
•	$0.9 million from the FDIC special assessment; and
•	$0.5 million of tax impacts from the above items.

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As a result, solely for the purpose of determining achievement in 2024 of the Company-wide performance measures under the Quality of Earnings methodology, our Adjusted ROA, Adjusted ROTCE, and Adjusted EPS were adjusted down from their GAAP equivalents to 1.26%, 17.8%, and $4.39, respectively. The following table shows our 2024 adjusted results, which are non-GAAP financial metrics and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results.

Our ELTIP STI performance rating is calculated from the equally weighted results for Adjusted ROA, Adjusted ROTCE, Adjusted EPS and Strategic Performance against each participant’s pre-established performance targets. These results are interpolated based on a performance score of 1 for “Threshold”, 2 for “Target”, and 3 for “Maximum.”

2024 ELTIP STI Performance Metrics(1)

Goals(2)	Threshold	Target	Maximum	WSFS Results	Result
Adjusted ROA	0.96%	1.20%	1.32%	1.26%	Target+
Adjusted ROTCE	14.5%	18.1%	19.9%	17.8%	Threshold+
Adjusted EPS	$3.25	$4.06	$4.47	$4.39	Target+
Strategic Performance		See description below			Target
			Aggregate Result		Target+

(1)	Threshold, Target, and Maximum performance goals are evaluated and based on our quality of earnings approach when setting each goal and when comparing against the publicly available financials of our peer group (“KRX”).

(2)	Adjusted ROA, Adjusted ROTCE and Adjusted EPS are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. Additional details can be found in “Appendix A – Non-GAAP Reconciliations.”

	Base	STI Target		STI Payout(1)
Name	Salary	% of Salary	$ Value	% of Target	$ Value
Rodger Levenson	$ 980,000	110%	$ 1,078,000	116%	$ 1,245,090
David Burg(2)	575,000	66%	379,500	100%	379,500
Steve Clark	456,000	66%	300,960	114%	342,821
Arthur J. Bacci	597,000	66%	394,020	114%	448,419
Lisa Brubaker	414,000	66%	273,240	115%	314,623
Shari Kruzinski	402,000	66%	265,320	115%	304,137

(1)	Excludes one-time cash payments.

(2)	Mr. Burg’s STI was guaranteed for March 2025 at target $379,500.

Strategic Performance

As described earlier, the Leadership and Compensation Committee identified and evaluated four components in the Strategic Performance metric: Associate engagement, Company culture, community impact and the development of the 2025-2027 strategic plan. The weighted score of Strategic Performance metric was at Target.

Based on the Company’s achievement in 2024 against the four performance metrics and the continued leadership and strategic direction provided by the Executive Leadership Team during the year, the Leadership and Compensation Committee granted and our Board of Directors approved a short-term cash incentive award to our CEO in an amount equal to 127.1% of base salary (115.5% of his target incentive of 110% of salary). The CEO’s short-term cash award is based on 100% of the aforementioned company performance metrics. The other NEOs’ short-term cash awards have an 80% Company performance and 20% individual performance weighting, which resulted in payouts averaging 106.2% of base salary (160.9% of their target incentive of 66% of salary).

In addition to our plan-based short-term cash incentives, the Committee granted one-time cash payments to Mr. Bacci ($97,500) and Ms. Brubaker ($103,500) in recognition of the increased responsibility and workload associated with their interim leadership roles as CFO and CIO, respectively.

Ms. Kruzinski was awarded a one-time cash payment of $15,000 in recognition of her leadership in development of the 2025-2027 strategic plan.

Mr. Burg received a sign-on bonus of $275,000 as part of our negotiations to onboard as our new CFO.

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As part of Mr. Clark’s transition from Chief Commercial Banking Officer to Strategic Advisor, Commercial Banking, effective January 1, 2025, he received the cash equivalent of his ELTIP long-term incentive award for 2024. This was not incremental compensation but a change in payment form to reflect his change in role after serving the entirety of 2024 as our Chief Commercial Banking Officer, for which he was eligible for this amount.

Long-Term Equity Incentive Award

Long-term incentive equity is awarded to the CEO and other NEOs in the form of RSUs and PSUs with a 40% and 60% split, respectively, assuming that PSUs are ultimately earned for 50th percentile performance ranking as described below. At target, the grant date value of awards equal to a percent of base salary is 190% of salary for the CEO and 70% of salary for other NEOs.

In February 2025, the CEO and other NEOs were awarded RSUs and PSUs based on the calculations described below. In addition, PSUs were granted at the target level based on the calculations described below; and, subject to adjustments based on performance over the three-year performance period.

RSU Grant Details

RSUs are generally granted with the grant date value equal to a percent of base salary divided by the share price on the grant date. The grant date value equals 76% of salary for the CEO and 28% of salary for other NEOs. RSUs vest in equal annual installments generally over three years.

PSU Grant Details

The maximum number of PSUs that can be earned by the CEO and other NEOs is 200% of their target grant. For NEOs, the calculation is based on 84% of the salary of each NEO. Actual PSUs earned for the three-year performance period ending December 31, 2026 are based on the Company’s cumulative Adjusted ROA. The Company’s results are compared to the performance of companies in the KRX index to determine our percentile ranking. If the Company’s performance ranking is at the 25th, 50th, 75th or 100th percentiles, grantees will receive 50%, 100%, 150% or 200% of their target PSUs, respectively. If performance ranks below the 25th percentile, no PSUs are earned. Interpolation is used to determine the number of PSUs earned for a ranking between the 25th and 100th percentiles. Earned PSUs are also subject to cliff-vesting at the end of the performance period.

The below table reflects the NEO’s long-term equity incentive opportunity under the ELTIP as a percent of his or her base salary.

Name	RSU Grant Date Value as Percent of Salary
	76%
	PSU Grant Date Value as Percent of Salary
	57%	114%	171%	228%
Rodger Levenson	25th Percentile Performance Ranking	50th Percentile Performance Ranking	75th Percentile Performance Ranking	100th Percentile Performance Ranking

Name	RSU Grant Date Value as Percent of Salary
	28%
	PSU Grant Date Value as Percent of Salary
	21%	42%	63%	84%
David Burg Steve Clark(1) Arthur J. Bacci Lisa Brubaker Shari Kruzinski	25th Percentile Performance Ranking	50th Percentile Performance Ranking	75th Percentile Performance Ranking	100th Percentile Performance Ranking

(1)	Mr. Clark did not receive a grant in 2025 given the swap in payment form discussed previously.

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Compensation Risk Assessment

The CEO, the Chief Human Resources Officer, the Chief Risk Officer and the Leadership and Compensation Committee, with advice from its compensation consultant, have reviewed the Summary Incentive Compensation Review containing a description of all compensation components for each executive officer, including base salary, incentive compensation and all of our incentive compensation plans. They have determined that the compensation packages awarded to our executive officers, and others, are consistent with our goals to provide compensation that is competitive with our peers, that drives financial performance without undue risk, and aligns the interests of our executive officers, and others, with those of our stockholders. In addition, during 2024, the Leadership and Compensation Committee reviewed an analysis of all incentive plans conducted by our Chief Risk Officer and concluded that our compensation program is balanced and does not encourage imprudent risk taking. Accordingly, we believe our executive and management compensation plans are reasonable, pay-for-performance-based, competitive, not excessive, and do not encourage our executives or any of our Associates to take actions that pose an unnecessary or excessive risk that would threaten the value of our Company and do not unnecessarily expose our Company to risks or encourage the manipulation of reported earnings to enhance the compensation of management.

The Leadership and Compensation Committee awards equity grants annually, generally at its February meeting. Grants may be recommended at other times during the year for special circumstances, such as the hiring of a new executive.

WSFS did not, during the year ended December 31, 2024, grant new awards of stock options, stock appreciation rights or similar option-like instruments and does not have a current practice of doing so. Accordingly, it does not have a policy on the timing of awards of such instruments in relation to the disclosure of material nonpublic information. In the event WSFS determines to grant new awards of such instruments, the Board expects to evaluate appropriate steps to take in relation to the foregoing. WSFS has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Our 2024 results reflected the continued optimization of our significant franchise investments leveraging our unique market position and diverse business mix. This, combined with our strong balance sheet growth and capital levels, drove strong financial performance and franchise value. Our executives’ 2024 compensation reflects these results, and considering the total mix of compensation, we believe 2024 executive compensation is reasonable in light of payment levels for companies in our CPG and consistent with our 2024 results, both in absolute terms, and in comparison to prior years’ results.

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Benefits

401(k) Employer Contribution

We provide a 401(k) program that allows Associates to contribute a portion of their pre- and after-tax earnings towards retirement savings. We offer a Company match to all Associates enrolled in our 401(k) plan as a component of total compensation and encourage them to participate in the 401(k) program. We match the first 5% of an Associate’s contribution dollar-for-dollar up to IRS limitations.

Executive Non-Qualified Deferred Compensation Plan

We offer a non-qualified deferred compensation plan for our executives. This program allows for base compensation to be deferred, as well as for deferment of cash awards. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. The plan is solely funded by the participant, and while the Company has discretion to make employer contributions, it has not exercised its discretion to do so for NEOs. The plan was reviewed and approved by our Leadership and Compensation Committee and our Board of Directors. The following table provides information relating to deferrals of compensation by our NEOs under our non-qualified deferred compensation plan.

Name	Principal Position	Executive Contributions in 2024(1)	Aggregate Earnings in 2024(2)	Aggregate Withdrawals/ Distributions in 2024	Aggregate Balance at December 31, 2024
Rodger Levenson	Chairman, President and CEO	$—	$—	$—	$—
David Burg	EVP, Chief Financial Officer	—	—	—	—
Steve Clark	EVP, Chief Commercial Banking Officer	—	19,817	—	295,266
Arthur J. Bacci	EVP, Chief Operating Officer	130,706	8,912	—	185,324
Lisa Brubaker	EVP, Chief Human Resources Officer	341,483	139,374	—	1,755,409
Shari Kruzinski	EVP, Chief Consumer Banking Officer	—	2,471	—	36,939

(1)	Amounts in this column are included in the SCT.

(2)	Amounts in this column are not included in the SCT.

Development Allowance

We provide a Development Allowance to our executive officers that provides up to $35,000 per year for the CEO and up to $12,500 per year for the Executive Leadership Team. These amounts reflect our growth and executive involvement in expanded markets. Allowable expenses under the Development Allowance include items that improve an executive’s networking and business development prospects, personal health, time management and general well-being in a way that can reasonably be expected to result in improvements to their productivity as one of our executives. CEO expenditures must be approved by the Lead Independent Director. Expenditures by EVPs must be approved by the CEO.

Relocation Benefits

Separate from the above allowance, executives who are recruited from outside our market may be reimbursed for costs associated with their transitional relocation.

Retirement Plans

We do not maintain a tax-qualified non-contributory retirement plan (pension plan). However, we do provide continuation of medical benefits to Associates, including our executive officers, who retire, should they elect to participate in the benefit. We provide supplemental contributions toward retiree continuing medical coverage costs. For 2024, our contribution towards this supplement was capped at $4,496 per retiree but may have been less based on length of service at time of retirement of each retiree, irrespective of annual increases to the cost of the medical benefit premium. We limit our increases to no more than 4% annually.

Employment Agreements

Because of our corporate philosophy which emphasizes commitment based on performance, we do not have employment agreements for our NEOs. We have a formal severance policy for our Chief Executive Officer, the Executive Vice Presidents who report to him, and other individuals who serve critical roles as identified by the CEO and approved by the Leadership and Compensation Committee, which provides payments to NEOs if their employment is terminated without cause or under certain conditions following a change in control. Further details concerning the severance policy are provided in the section entitled “Potential Payments upon Termination or Change in Control.”

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Executive Compensation Policies

Clawback Policy

The Leadership and Compensation Committee reserves the right to recover (“clawback”) any incentives that were paid due to fraudulent activity, inaccurate performance criteria or reporting, or errors in financial statements that are required to be restated. The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and Nasdaq has adopted listing standards consistent with the SEC rules, effective as of October 2023. In compliance with those standards, the Board of Directors approved a Compensation Clawback Policy in August 2023 in general alignment with the SEC clawback rules and Nasdaq listing standards. Our Board of Directors has the sole authority to interpret, apply and implement this policy. Under this policy, the Leadership and Compensation Committee may require executive officers, within the meaning of Rule 10D-1 of the Exchange Act, who were employed by the Company or a subsidiary of the Company during the applicable recovery period, to forfeit and reimburse any bonus, award or incentive compensation paid under a benefit plan to the extent that such bonus, award or incentive compensation was due to or was based on statements of earnings, revenues, gains, the performance metric criteria of a benefit plan or other criteria that were later found to be materially inaccurate by the Leadership and Compensation Committee. Executive officers are subject to clawback provisions in the event the Company is required to prepare an accounting restatement due to the material noncompliance by the Company during the three completed fiscal years preceding the date the restatement is determined to be filed. In such event, the Leadership and Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. In addition, if an executive officer engages in misconduct that, in our Board of Directors’ discretion, directly or indirectly causes a material adverse effect to the Company, our Board of Directors may require forfeiture or reimbursement of awards during the three-year period preceding the commission of the act of misconduct. Our clawback policy is scheduled to be reviewed again in 2026.

Policy Prohibiting Hedging

Our Insider Trading Policy specifically prohibits WSFS insiders, which are defined as directors, officers holding the title of Senior Vice President or higher and any other Associates with access to material non-public information, from hedging the risk associated with the ownership of our common stock.

Stock Ownership Guidelines

Our Board of Directors has established a stock ownership guideline for the Executive Leadership Team such that the CEO should own 60,000 shares of vested common stock and all EVPs should own 15,000 shares of vested common stock, each to be accumulated within five years of assuming his or her executive position. Our independent members of our Board of Directors are also required to hold a minimum of 5,000 shares of our common stock. These ownership guidelines are evaluated periodically for appropriate adjustments.

Stock Trading Plans

Our Insider Trading Policy allows for purchases or sales of WSFS’ stock made in compliance with a written plan established by a director, officer or other Associate that meets the requirements of Rule 10b5-1 under the Exchange Act (a “Plan”) if: (1) the Plan was established in good faith, in compliance with the requirements of Rule 10b5-1, at a time when the individual was not in possession of material non-public information about WSFS, and, for WSFS Insiders, was established during an open window period for trading in WSFS’ stock and not during any trading “blackout” period; and (2) the Plan was reviewed by the Company’s Legal Department prior to its establishment to confirm compliance with the Insider Trading Policy and its related procedures. No amendments to such Plans are permitted during blackout periods.

From time to time, other WSFS insiders may enter into similar trading plans in accordance with Rule 10b5-1.

Tax Considerations Related to Our Executive Compensation

Section 280G of the Code (“Code Section 280G”) limits our ability to take a federal income tax deduction for certain compensation that could be paid to executive officers resulting from a change in control transaction affecting us. In the event we pay any “excess parachute payments,” as defined under Code Section 280G, we would have compensation payments that are not tax deductible under Code Section 280G and executives would have excise taxes due on the receipt of such “excess parachute payments” under Section 4999 of the Code (“Code Section 4999”). The Leadership and Compensation Committee considers the adverse tax liabilities imposed by Code Section 280G and Code Section 4999, as well as its overall philosophy and objectives and corporate objectives, when it structures certain compensation to our executive officers.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of WSFS’ securities by its directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to WSFS. A copy of the Insider Trading Policy was filed as Exhibit 19 to our 2024 Annual Report on Form 10-K.

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Compensation Committee Interlocks and Insider Participation

No member of our Leadership and Compensation Committee is, or formerly was, an officer or Associate of ours. During 2024, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executives serving as a member of our Board of Directors or Leadership and Compensation Committee.

Leadership and Compensation Committee Report

Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that WSFS Financial Corporation (the “Company”) specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

The Leadership and Compensation Committee has reviewed and discussed with management the CD&A to be included in the Company’s 2025 Proxy Statement filed pursuant to Section 14(a) of the Exchange Act (the “Proxy Statement”), including the information contained therein under the heading “Compensation of Our Board of Directors.” Based on the reviews and discussions referred to above, the committee recommends to our Board of Directors that the CD&A referred to above be included in the Proxy Statement.

Leadership and Compensation Committee

Francis B. Brake, Chair

Christopher T. Gheysens, Vice Chair

Karen Dougherty Buchholz

Nancy J. Foster

Lynn B. McKee

David G. Turner

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Summary Compensation Table

Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Rodger Levenson	2024	$966,001	$—	$2,375,961	$1,245,090	$57,035	$4,644,087
Chairman, President and	2023	891,668	—	2,049,748	872,256	45,470	3,859,142
Chief Executive Officer	2022	858,333	1,750	2,452,170	1,344,585	48,473	4,705,311
David Burg	2024	217,803	275,000	1,752,645	379,500	97,713	2,722,661
Executive Vice President and	2023	—	—	—	—	—	—
Chief Financial Officer	2022	—	—	—	—	—	—
Steve Clark	2024	453,835	414,960	407,368	342,821	40,350	1,659,334
Executive Vice President and	2023	440,835	—	373,402	271,506	34,811	1,120,554
Chief Commercial Banking Officer	2022	427,876	1,750	592,791	389,356	27,750	1,439,523
Arthur J. Bacci	2024	494,906	97,500	384,983	448,419	40,350	1,466,158
Executive Vice President and	2023	416,102	104,000	352,346	261,869	37,761	1,172,078
Chief Operating Officer	2022	399,834	1,750	538,456	365,416	27,750	1,333,206
Lisa Brubaker	2024	412,000	103,500	369,807	314,623	29,505	1,229,435
Executive Vice President and	2023	400,000	—	451,358	247,471	22,219	1,121,048
Chief Human Resources Officer	2022	—	—	—	—	—	—
Shari Kruzinski	2024	400,000	15,000	359,124	304,137	43,850	1,122,111
Executive Vice President and	2023	—	—	—	—	—	—
Chief Consumer Banking Officer	2022	—	—	—	—	—	—
(1)	The compensation does not appear in the table above as they were not NEOs during the following years: Ms. Brubaker, 2022; Ms. Kruzinski, 2023 and 2022; Mr. Burg, 2023 and 2022. In addition, certain prior period amounts have been reclassified to conform with current period presentation to accurately reflect STI in the “Non-Equity Incentive Plan Compensation” column, instead of the “Bonus” column.

(2)	Salary reflects the actual amount paid during the year.

(3)	The following bonus amounts include one-time payments in 2024 for discretionary reasons: Mr. Burg, $275,000 as a sign-on bonus to mitigate compensation at risk under a non-compete with his former employer if that employer determined that WSFS was a competitor; Mr. Clark, $414,960 representing the cash equivalent of his ELTIP long-term incentive award for 2024, paid in connection with his transition from Chief Commercial Banking Officer to Strategic Advisor, Commercial Banking; Mr. Bacci, $97,500 for his interim role as CFO; Ms. Brubaker, $103,500 for her role as CIO; and Ms. Kruzinski, $15,000 for strategic planning.

(4)	Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the Consolidated Financial Statements included in our 2024 Annual Report on Form 10-K for the assumptions used to calculate grant date fair value. Amounts in this column include the aggregate grant date fair value of RSUs and PSUs granted in February 2024. Values from the RSUs were as follows: Mr. Levenson, $744,835; Mr. Burg, $1,400,030; Mr. Clark, $127,721; Mr. Bacci, $120,684; Ms. Brubaker, $115,937; and Ms. Kruzinski, $112,588. Values from PSUs reflect the grant date value of PSUs awarded in 2024 based on the probable outcome of the associated performance conditions. This amount is calculated consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures). The calculation results in amounts less than the maximum award value under the ELTIP. Based on the closing price of WSFS common stock on the grant date of $42.39 on February 29, 2024, the maximum award value for PSUs awarded were as follows: Mr. Levenson, $2,234,400; Mr. Burg, $483,000; Mr. Clark, $383,040; Mr. Bacci, $501,480; Ms. Brubaker, $347,760; and Ms. Kruzinski, $337,680.

(5)	Represents cash amounts paid as ELTIP short-term incentive awards and, prior to 2023, awards pursuant to our Associate Service Bonus Plan.

(6)	All Other Compensation includes contributions of $17,250 made by us to the 401(k) plans of each of our NEOs. Includes development allowances for each NEO as follows: Mr. Levenson, $33,785; Mr. Clark, $12,500; Mr. Bacci, $12,500; Ms. Brubaker, $1,655; and Ms. Kruzinski, $12,500. Also includes recognition awards in the form of gift cards provided to NEOs in 2024 in the following amounts: $500 for Mr. Burg; $500 for Mr. Clark; $500 for Mr. Bacci; $500 for Ms. Brubaker; and $4,000 for Ms. Kruzinski. Includes automobile allowance and travel stipends for each NEO as follows: Mr. Burg, $4,708; Messrs. Clark, Bacci and Mses. Brubaker and Kruzinski, $10,100. Includes $93,005 of relocation expenses for Mr. Burg. Health benefits paid directly by the Company are not included in the table above.

WSFS Bank 2025 Proxy Statement	47

Grants of Plan-Based Awards

The following table presents information regarding grants of non-equity and equity plan-based awards to our NEOs during 2024. Such awards consist of both RSUs and PSUs. The RSU grants generally vest equally over three years. Except where otherwise indicated PSUs have a grant date fair value of $42.39, which is equal to the closing stock price of WSFS common stock at the grant date of February 29, 2024. The PSUs vest at the end of a three-year performance period.

		Estimated Possible Payouts Under						RSU Awards:	Grant Date
		Non-Equity Incentive Plan			Estimated Possible Payouts Under			Number of	Fair Value
		Awards ($)(1)			Equity Incentive Plan Awards (#)(1)			Shares of	of Stock
	Grant				25th	50th		Stock or	and Option
Name	Date	Threshold	Target	Maximum	(Threshold)	(Target)	100th (Max)	Units	Awards ($)(2)(3)
Rodger Levenson
2024 Cash Incentive Award	—	$492,800	$985,600	$1,478,400	—	—	—	—	—
2024 RSU Awards	2/29/2024	—	—	—	—	—	—	17,571	$ 744,835
2024 PSU Awards	2/29/2024	—	—	—	13,178	26,355	52,711	—	1,631,126
David Burg
2024 RSU Awards	8/15/2024	—	—	—	—	—	—	27,685	1,400,030
2024 PSU Awards	8/15/2024	—	—	—	2,849	5,697	11,394	—	352,615
Steve Clark
2024 Cash Incentive Award	—	146,190	292,380	443,000	—	—	—	—	—
2024 RSU Awards	2/29/2024	—	—	—	—	—	—	3,013	127,721
2024 PSU Awards	2/29/2024	—	—	—	2,259	4,518	9,036	—	279,647
Arthur J. Bacci
2024 Cash Incentive Award	—	137,940	275,880	418,000	—	—	—	—	—
2024 RSU Awards	2/29/2024	—	—	—	—	—	—	2,847	120,684
2024 PSU Awards	2/29/2024	—	—	—	2,958	5,915	11,830	—	264,299
Lisa M. Brubaker
2024 Cash Incentive Award	—	132,660	265,320	402,000	—	—	—	—	—
2024 RSU Awards	2/29/2024	—	—	—	—	—	—	2,735	115,937
2024 PSU Awards	2/29/2024	—	—	—	2,051	4,102	8,204	—	253,870
Shari Kruzinski
2024 Cash Incentive Award	—	128,700	257,400	390,000	—	—	—	—	—
2024 RSU Awards	2/29/2024	—	—	—	—	—	—	2,656	112,588
2024 PSU Awards	2/29/2024	—	—	—	1,992	3,983	7,966	—	246,536
(1)	Represents the 2024 dollar value or stock units of awards under the annual incentive component of the ELTIP. Actual cash incentive amounts paid for 2024 are included in the “Non-Equity Incentive Plan Compensation” column of the SCT.

(2)	See Note 16 to the Notes to the Consolidated Financial Statements included in our 2024 Annual Report on Form 10-K for the assumptions made in calculating the grant date fair value of stock and options awards.

(3)	PSU award amounts computed are as the probable value at the date of grant.

WSFS Bank 2025 Proxy Statement	48

Outstanding Equity Awards Value at Fiscal Year-End

The following table shows the number and exercise price of all unexercised stock options held by NEOs as of December 31, 2024, as well as shares of unvested RSUs and PSUs owned by the NEOs. The option awards are listed in order of grant date. These awards are subject to our clawback provision affecting our NEOs.

	Outstanding Equity Awards at Fiscal Year-End 2024						Equity Incentive Plan
	Option Awards				Stock Awards		Awards:
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Share or Units of Stock That have Not Vested	Number of Unearned Shares, Units or Other Rights That have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Rodger	12,991	—	$ 43.28	2/28/2026	42,659	$2,266,473	102,042	$4,791,662
Levenson(1)	34,740	—	36.11	2/27/2027
	20,798	6,932	51.84	3/3/2028
David Burg(2)					27,685	1,470,904	8,319	352,615
Steve Clark(3)	9,769	—	43.28	2/28/2026	9,467	502,982	18,175	855,262
	6,602	2,201	51.84	3/3/2028
Arthur J. Bacci(4)	59	—	36.11	2/27/2027	8,664	460,318	17,163	807,636
	—	1,946	51.84	3/3/2028
Lisa M.	6,809	—	43.28	2/28/2026	9,892	525,562	16,492	776,091
Brubaker(5)	9,793	—	36.11	2/27/2027
	5,450	1,817	51.84	3/3/2028
Shari Kruzinski(6)					7,113	377,914	15,761	740,998

(1)	The 6,932 unvested options expiring 3/3/2028 vest on 4/15/2025. Of the 144,701 unvested stock awards, 42,659 are RSUs and 102,042 are PSUs. The RSUs vest on the following dates: 4,504 on 3/15/2025, 17,250 on 4/15/2025, 15,048 on 4/15/2026, and 5,857 on 4/15/2027. The PSUs may vest after a three-year period if performance conditions are met.

(2)	Of the 36,004 unvested stock awards, 27,685 are RSUs and 8,319 are PSUs. The RSUs vest on the following dates: 11,865 on 8/15/2025, 11,865 on 8/15/2026, and 3,955 on 8/15/2027. The PSUs may vest after a three-year period if performance conditions are met.

(3)	The 2,201 unvested options expiring 3/3/2028 vest on 4/15/2025. Of the 27,642 unvested stock awards, 9,467 are RSUs and 18,175 are PSUs. The RSUs vest on the following dates: 1,155 on 3/15/2025, 4,003 on 4/15/2025, 3,304 on 4/15/2026, and 1,005 on 4/15/2027. The PSUs may vest after a three-year period if performance conditions are met.

(4)	The 1,946 unvested options expiring 3/3/2028 vest on 4/15/2025. Of the 25,827 unvested stock awards, 8,664 are RSUs and 17,163 are PSUs. The RSUs vest on the following dates: 1,032 on 3/15/2025, 3,650 on 4/15/2025, 3,033 on 4/15/2026, and 949 on 4/15/2027. The PSUs may vest after a three-year period if performance conditions are met.

(5)	The 1,817 unvested options expiring 3/3/2028 vest on 4/15/2025. Of the 26,384 unvested stock awards, 9,892 are RSUs and 16,492 are PSUs. The RSUs vest on the following dates: 894 on 3/15/2025, 3,509 on 4/15/2025, 821 on 12/18/2025, 2,934 on 4/15/2026, 822 on 12/18/2026, and 912 on 4/15/2027. The PSUs may vest after a three-year period if performance conditions are met.

(6)	Of the 22,874 unvested stock awards, 7,113 are RSUs and 15,761 are PSUs. The RSUs vest on the following dates: 616 on 3/15/2025, 2,938 on 4/15/2025, 2,673 on 4/15/2026, and 886 on 4/15/2027. The PSUs may vest after a three-year period if performance conditions are met.

WSFS Bank 2025 Proxy Statement	49

Option Exercises and Stock Vested During 2024

The following table shows the number of options exercised and RSUs vested by the NEOs during the fiscal year ended December 31, 2024.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Rodger Levenson	—	$ —	14,269	$ 326,393
David Burg	—	—	—	—
Steve Clark	12,663	258,396	3,925	85,392
Arthur J. Bacci	25,814	205,006	3,528	84,922
Lisa M. Brubaker	—	—	4,137	124,238
Shari Kruzinski	—	—	2,373	69,184

Potential Payments upon Termination or Change in Control

We have adopted a severance policy that provides severance payments upon termination of employment without “Cause” for “Good Reason” (as each term is defined in the policy) for an executive (which includes all of our NEOs) covered by the severance policy. Eligibility for severance benefits is subject to the terms and conditions of the WSFS Executive Severance Policy, and the amount of severance benefits that may be due depends on whether the qualifying termination of employment occurs in connection with a Change in Control.

Non-Change in Control Termination under Severance Policy

Executive officers covered by this policy who incur a qualifying termination that is not a Change of Control Termination (described below) are entitled to be paid eighteen months of base salary (twenty-four months for the CEO), the value of employer-portion of premiums for coverage under the WSFS health plan and dental plan for eighteen months (twenty-four months for the CEO), and outplacement benefits commensurate with the executive’s level.

Change in Control Termination under Severance Policy

Executive officers covered by this policy who incur a qualifying termination within twenty-four months following a change in control (a “Change of Control Termination”) are entitled to be paid two times (three times for the CEO) the sum of the executive’s base salary and the amount of the most-recently earned bonus, the value of employer-portion of premiums for coverage under the WSFS health plan and dental plan for twenty-four months (thirty-six months for the CEO), and outplacement benefits commensurate with the executive’s level. If it is determined that the any of the preceding payments would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the change in control payment would be reduced to greatest amount that would not be subject to the excise tax if, after taking into account applicable federal, state, local and foreign income and employment taxes, the excise tax, and any other applicable taxes, the executive would retain a greater amount on an after-tax basis following such reduction.

Treatment Under Equity Awards

In the event of an executive’s death, disability, or a Change of Control Termination, all outstanding RSUs would vest in full. For unvested PSUs, upon death or disability of an executive, the PSUs are eligible to continue to vest and would be paid out at the same time as then-employed participants at an amount based on actual final performance results. PSUs also have a double trigger which, should it occur, would allow them to be paid out at the maximum value.

Total Payments Due Upon Termination of Employment

The table on the following page shows the payments that our NEOs would have received upon termination of their employment on December 31, 2024, under the circumstances shown.

WSFS Bank 2025 Proxy Statement	50

				Within 24
				Months of a
				Change in
				Control
			Termination	Termination
			Without	Without
			Cause or	Cause or
			Departing	Departing
			for Good	for Good
Name	Benefit		Reason(1)	Reason(2)	Death(3)	Disability(4)
Rodger Levenson	Severance pay	(5)	$1,960,000	$6,405,270	$500,000	$514,000
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	5,710,583	7,179,861	5,710,583	5,710,583
	Health benefits	(8)	28,661	42,992	—	—
	Total Value		$7,724,244	$13,628,123	$6,210,583	$6,224,583
David Burg	Severance pay	(5)	$862,500	$2,863,500	$500,000	$76,000
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	352,590	483,000	352,590	352,590
	Health benefits	(8)	5,374	7,165	—	—
	Total Value		$1,245,464	$3,353,665	$852,590	$428,590
Steve Clark	Severance pay	(5)	$684,000	$3,641,343	$456,000	$195,000
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	1,070,740	1,331,879	1,070,740	1,070,740
	Health benefits	(8)	28,075	37,433	—	—
	Total Value		$1,807,815	$5,010,655	$1,526,740	$1,265,740
Arthur J. Bacci	Severance pay	(5)	$895,500	$3,428,757	$500,000	$161,327
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	1,004,020	1,250,635	1,004,020	1,004,020
	Health benefits	(8)	28,039	37,386	—	—
	Total Value		$1,952,559	$4,716,778	$1,504,020	$1,165,347
Lisa M. Brubaker	Severance pay	(5)	$621,000	$2,496,369	$414,000	$231,000
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	964,836	1,201,817	964,836	964,836
	Health benefits	(8)	11,981	—	15,974	—
	Total Value		$1,622,817	$3,698,186	$1,394,810	$1,195,836
Shari Kruzinski	Severance pay	(5)	$603,000	$2,163,411	$402,000	$225,000
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	897,026	1,123,776	897,026	897,026
	Health benefits	(8)	19,433	25,911	—	—
	Total Value		$1,544,459	$3,313,098	$1,299,026	$1,122,026

(1)	Non Change in Control: CEO is 24 months of base salary; EVPs are 18 months of base salary, as well as 24 and 18 months respectively for the CEO’s and EVP’s employer-portion of premiums for coverage under health plan.
(2)	Change in Control without Cause or Good Reason; CEO is 3 times base salary plus bonus, EVPs are 2 times base salary plus bonus, 1 times most current cash award (reflects ELTIP cash paid March 15, 2025 for 2024 performance).
(3)	Death benefit one times base salary up to maximum of $500,000 provided to all Associates through the Company-paid Term Life and AD&D Insurance, reflected in figures above.
(4)	NEOs hired prior to 1/1/2023 are grandfathered two weeks of short-term disability for each year of service up to a maximum of 26 weeks paid at 100% of weekly earnings. Short-term disability benefits for all NEOs hired on or after 1/1/2023 is 66.67% of weekly earnings subject to the plan’s maximum weekly benefit of $2,000 for up to 26 weeks. Long-term disability is 60% of monthly earnings and has a $10,000 per month maximum benefit.
(5)	Severance payments following a change in control are subject to reduction if such payments would exceed the deductible limits under Section 280G of the Internal Revenue Code, if such a reduction results in greater after tax net result (a “best net” provision).
(6)	Outplacement services amounts are estimates based on management’s experience with outplacement providers.
(7)	This value includes stock options, RSUs and PSUs. Stock options and RSUs vesting is based on an assumed value of $53.13 per common share reflecting the closing price of WSFS common stock on Nasdaq on the last trading day of 2024. PSUs vesting is based on each award’s maximum value for Change in Control without Cause or for Good Reason and PSUs vesting is based on each award’s probable value for Non Change in Control, Death or Disability.
(8)	Health benefits represent the portion of the total cost that would be paid by WSFS.

WSFS Bank 2025 Proxy Statement	51

CEO Pay Ratio

The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We determined our 2023 median employee (our “2023 Median Employee”) from our employee population on December 31, 2023. SEC rules allow a company to use the same median employee for three consecutive fiscal years. Accordingly, we have used our 2023 Median Employee for purposes of determining our 2024 pay ratio, as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. To identify our 2023 Median Employee, we used a measure of total cash compensation defined as the sum of base salary/annual hourly pay, bonus, incentive, commission, overtime, and other disbursements (e.g., payment for Saturday work) as reflected in our payroll records. We believe this is a reasonable measure of total compensation and consistent with prior years’ methodology for selecting our median Associate.

To calculate the 2024 ratio of compensation of our median Associate to that of Mr. Levenson, we calculated the median Associate’s annual total compensation consistent with the calculation of Mr. Levenson’s annual total compensation as reported in the “Total” column of our 2024 SCT plus Mr. Levenson’s health care benefits paid by the Company. The median Associate’s annual total compensation includes total cash compensation described above plus the amount of such Associate’s health care benefits paid by the Company, if elected and the company matching contributions to participants in our Section 401(k) employee savings plan. The annual total compensation for the median Associate was $115,627. Mr. Levenson’s total compensation (including benefits) was $4,657,870. The ratio of Mr. Levenson’s annual total compensation to the annual total compensation of the identified median Associate at December 31, 2024 was approximately 40 to 1.

WSFS Bank 2025 Proxy Statement	52

Pay versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. “Compensation Actually Paid” (“CAP”) is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. For information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to our “Compensation Discussion and Analysis.”

Pay versus Performance Table

In accordance with SEC reporting rules, the table below reports the SCT total compensation and CAP for our Principal Executive Officer (“CEO”) and, on average, our non-CEO NEOs, our Total Shareholder Return (“TSR”) and the TSR of our selected peer group (“KRX”), our reported Net Income, and our Adjusted ROA, which represents our Company Selected Measure (“CSM”), each for the past five fiscal years.

					Year-end Value of $100 invested
					on 12/31/2019 Based on:
			Average SCT	Average CAP		Peer	WSFS GAAP	WSFS
	SCT Total for	CAP	Total for Non-	to Non-CEO		Group	Net Income	Adjusted
	CEO(1)	to CEO(2)	CEO NEOs(1)	NEOs(2)	WSFS TSR(3)	TSR(4)	(in millions)	ROA(5)
Year	$	$	$	$	$	$	$	%
2024	$4,644,087	$6,186,062	$1,639,940	$1,884,875	$129.02	$130.96	$263.7	1.26%
2023	3,859,142	2,842,594	1,086,806	629,363	110.12	113.95	269.2	1.38%
2022	4,658,471	4,642,876	1,452,394	1,375,931	107.05	113.03	222.4	1.40%
2021	3,386,092	3,690,966	1,373,560	1,400,192	116.92	123.08	271.4	1.86%
2020	2,563,402	2,970,990	1,038,954	1,265,202	103.60	92.93	114.8	0.77%

(1)	Our Principal Executive Officer was Mr. Rodger Levenson, who served as our CEO for all five years covered in the table. For 2020 and 2021, our non-CEO NEOs were Ms. Peggy Eddens, Mr. Dominic Canuso, Mr. Steve Clark, and Mr. Michael Reed. For 2022, our non-CEO NEOs were Mr. Dominic Canuso, Mr. Steve Clark, Mr. Arthur Bacci, and Mr. Richard Wright. For 2023, our non-CEO NEO’s were Mr. Dominic C. Canuso, Mr. Steve Clark, Mr. Arthur Bacci, Ms. Lisa Brubaker, and Mr. Patrick Ward. For 2024, our non-CEO NEO’s were Mr. David Burg, Mr. Steve Clark, Mr. Arthur Bacci, Ms. Lisa Brubaker, and Ms. Shari Kruzinski.

The dollar amounts reported are total compensation in the SCT for the CEO and the average for non-CEO NEOs for each reported fiscal year.

(2)	The dollar amounts reported represent CAP, as calculated in accordance with SEC rules for the CEO and the average for non-CEO NEOs for each reported year. These dollar amounts do not reflect actual amounts of compensation paid during the covered year, but reflect adjustments to SCT data for (i) the year-end fair values of unvested equity awards granted in the current year, (ii) the year-over-year difference of year-end fair values for unvested awards granted in prior years, (iii) the fair values at vest date for awards granted and vested in the current year and (iv) the difference between prior year-end fair values and vest date fair values for awards granted in prior years.

(3)	Reflects the cumulative TSR of WSFS over the five-year period. The reporting is based on a theoretical $100 invested on the last day of 2019 and valued as of the last trading day of 2020, 2021, 2022, 2023, and 2024.

(4)	Reflects the cumulative TSR of the KRX, weighted according to the member companies’ market capitalization for each period for which the return is indicated. The KRX is the peer group used by WSFS for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2024.

(5)	Adjusted ROA is the non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see “Appendix A – non-GAAP Reconciliations.” For a description of our Quality of Earnings review, refer to our “Compensation Discussion and Analysis” (“CD&A”).

WSFS Bank 2025 Proxy Statement	53

Calculation of CAP

To calculate the amounts in the CAP table to our CEO and Non-CEO NEOs in the table above according to SEC reporting rules, the following adjustments were made to Total Compensation as reported in the SCT for 2024.

	2024
	CEO	Average Non-CEO NEOs
Total Compensation from SCT	$ 4,644,087	$ 1,639,940
Amount deducted for aggregate change in actuarial present value from SCT	—	—
Amount deducted for grant date values in the SCT	(2,375,961)	(654,785)
Amount included (+ or -) or year-end fair value of unvested awards granted in the current year	$ 2,977,938	$ 763,915
Amount included (+ or -) for year-over-year difference of year-end fair values for unvested awards granted in prior years	1,035,358	152,317
Amount included (+ or -) for fair values at vest date for awards granted and vested in current year	—	—
Amount included (+ or -) for difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(95,360)	(16,512)
Amount included for forfeitures during current year equal to prior year-end fair value	—	—
Total Adjustments(1)	1,541,975	244,935
CAP (as calculated)	$ 6,186,062	$ 1,884,875

(1)	Our 2018 Long-Term Incentive Plan prohibits the payment of dividends or dividend equivalents on unexercised stock options or unvested full value equity grants. Therefore, no dividend-related adjustments were required in the calculation of CAP.

Performance Measures

Our Leadership & Compensation Committee takes a comprehensive perspective in appraising executive officer and Company performance, and considers multiple metrics in our ELTIP. Refer to the CD&A for further discussion of how we maintain alignment between performance and rewards. As required by SEC rules, the performance measures identified as the most important for executive officer compensation decisions are listed below.

•	Adjusted ROA—our CSM
•	Adjusted ROTCE
•	Adjusted EPS

For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see “Appendix A – non-GAAP Reconciliations.”

Relationship Between CAP and Performance Measures

In accordance with SEC reporting rules, we have prepared the following graphs which overlay the following performance results with CAP:

•	Company and peer group TSR versus CAP to the CEO and average for other NEOs for each covered year.
•	Company Net Income versus CAP to the CEO and average for other NEOs for each covered year.
•	Company Adjusted ROA versus CAP to the CEO and average for other NEOs for each covered year.

In accordance with SEC reporting rules, we have prepared the following graphs which overlay the performance results with CAP in comparison to TSR, Net Income (GAAP) and Adjusted ROA (non-GAAP).

WSFS Bank 2025 Proxy Statement	54

WSFS Bank 2025 Proxy Statement	55

WSFS Bank 2025 Proxy Statement	56

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

AUDIT MATTERS

The Company’s Audit Committee appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and is submitting its selection for ratification by our stockholders. KPMG LLP has served as our independent registered public accounting firm since 1994. Subject to the matters discussed under the section entitled “Audit Committee Report”, the Audit Committee carefully considered the firm’s qualifications as our independent registered public accounting firm, including a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm.

Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

ABOUT THE AUDIT COMMITTEE

The Audit Committee’s review also included the matters regarding auditor independence discussed under the section titled “Audit Committee Report”, including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by KPMG LLP during fiscal year 2024 are described under the section titled “Audit Services” below.

ABOUT YOUR VOTE

•	To be ratified, the appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on that proposal.
•	Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” the verification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025.

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AUDIT SERVICES

It is the policy of the Audit Committee to approve all audit and non-audit services prior to the engagement of the independent registered public accounting firm to perform any service, subject to the following operating procedures: Each year in connection with the execution of the audit engagement letter, the Audit Committee pre-approves a retainer for additional services that are either audit or audit-related in nature. These additional services may not exceed 5% of the annual audit fee amount. For any additional audit or audit-related services to be provided by the independent registered public accounting firm that were not pre-approved in accordance with this procedure, and for which the fees are expected to not exceed 10% of the annual audit fee, the Chair of the Audit Committee can provide pre-approval of the services. For any additional services where the fees are expected to exceed 10% of the annual audit fee, the pre-approval of the entire Audit Committee is required.

In addition, a retainer for tax consulting services is pre-approved by the Audit Committee. Any tax consulting services exceeding the retainer amount are approved in accordance with the above procedure. All fees paid to the independent registered public accounting firm are reported to the Audit Committee in a timely manner. In connection with the audit of the 2024 financial statements, we entered into engagement letters with KPMG LLP that set the terms by which KPMG LLP performed services for us. All of the services listed below for 2024 were approved by the Audit Committee prior to the service being rendered as described in the procedures above. The Audit Committee has determined that the non-audit services performed during 2024 were compatible with maintaining the independent registered public accounting firm’s independence.

AUDIT FEES
The aggregate fees earned by KPMG LLP for professional services rendered for the audit of our consolidated financial statements included in our annual report on Form 10-K and for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended December 31, 2024 are expected to be $2,125,027 with $1,651,026 fees paid in 2024 and $474,001 fees paid or expected to be paid in 2025. The aggregate fees for the fiscal year December 31, 2023 were $2,013,501 with $1,748,727 fees paid in 2023 and $264,865 paid in 2024.
AUDIT RELATED FEES
The aggregate fees earned by KPMG LLP for audits of Associate benefit plans, due diligence activities on proposed transactions and research, consultation and attestation services on financial accounting and reporting matters for the years ended December 31, 2024 and 2023 were $50,000 in both years, respectively.
TAX FEES
The aggregate fees earned by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning for the year ended December 31, 2024 were $265,740 with $265,740 paid in 2024 and $0 fees paid, or expected to be paid in 2025. The aggregate fees for the fiscal year ended December 31, 2023 were $304,000, with $235,000 in fees paid in 2023 and $69,000 in fees paid in 2024.
ALL OTHER FEES
There were no fees earned by KPMG LLP for professional services rendered other than those listed under the captions “Audit Fees,” “Audit Related Fees,” and “Tax Fees” for the years ended December 31, 2024 and 2023.

AUDIT COMMITTEE REPORT

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024;
•	Discussed with the Company’s independent registered public accounting firm the matters required to be discussed under relevant guidance of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301—Communications with Audit Committees, and the SEC; and
•	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

AUDIT COMMITTEE MEMBERS

David G. Turner, Chair	Anat Bird
Michael J. Donahue, Vice Chair	Nancy J. Foster
Christopher T. Gheysens	Eleuthère I. du Pont

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Transactions with Related Parties

The Company also has a written Related Party Transaction Policy pursuant to which the Governance and Nominating Committee conducts a review and provides oversight over all related party transactions for potential conflict of interest situations. A related party transaction is generally any transaction in which WSFS or its subsidiaries is or will be a participant, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, immediate family member, or any beneficial owner of more than 5% of our common stock, has or will have a direct or indirect material interest.

In the ordinary course of its business, WSFS Bank makes loans to our directors, officers and Associates. All loans granted to related parties, regardless of the amount, are reported to our Board of Directors. These loans are subject to limitations and restrictions under federal banking laws and regulations, including Regulation O, and are made on substantially the same terms (including interest rate and collateral) as, and credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable loans with persons not related to WSFS Bank. These loans do not involve more than the normal risk of repayment or present other unfavorable features to WSFS Bank.

In accordance with our written policy and Regulation O of the Board of Governors of the Federal Reserve System, any extensions of credit granted by the Bank to a related party in excess of $500,000 requires pre-approval by our Board of Directors, with the interested party (if a director) abstaining from participating directly or indirectly in the voting. During 2024, there were no loans that constituted extensions of credit under Regulation O.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The forms must be filed with the SEC generally within two business days of the date of the trade. Such officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge and based solely on our review of the copies of such forms, there were no late Section 16(a) filings during 2024, except that on November 8, 2024, Jamie Hopkins filed a late Form 4 to report the reduction in beneficial ownership of 1,572 shares that had been previously excluded due to a clerical error.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of our common stock beneficially owned by the directors, executive leadership and 5% stockholders as of March 14, 2025. The table also shows the amount of such shares as a percentage of all of the shares of our common stock outstanding as of March 14, 2025 (unless otherwise indicated).

In accordance with Rule 13d-3 under the Exchange Act, for the purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has, or shares, voting or dispositive power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days of the determination date. Except as otherwise noted, the named beneficial owner exercises sole voting and investment power over the shares of common stock.

	Number of Shares (Including Exercisable Options)(1)	Percentage of our outstanding common stock
Directors:
Anat Bird	24,765	*
Francis B. Brake	19,266	*
Karen Dougherty Buchholz	27,595	*
Diego F. Calderin	11,383	*
Jennifer W. Davis	25,077	*
Michael J. Donahue	12,696	*
Eleuthère I. du Pont	15,464	*
Nancy J. Foster	7,479	*
Christopher T. Gheysens	10,917	*
Rodger Levenson(2)	257,346	*
Lynn B. McKee	15,421	*
David G. Turner	21,530	*
Named Executive Officers:
Arthur J. Bacci	34,545	*
Lisa Brubaker	68,965	*
Steve Clark	53,124	*
Shari Kruzinski	14,772	*
David Burg	—	*
Directors and Executive Officers as a group (18 persons)	640,059	1.10%
5% WSFS Financial Corp Stockholders:
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	8,694,832	14.30%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	6,965,678	11.47%
Dimensional Fund Advisors, LP(5) Building One 6300 Bee Cave Road Austin, TX 78746	3,757,218	6.20%
State Street Corporation(6) 1 Congress Street Boston MA 02114	3,030,372	5.10%

* Less than 1% of outstanding common stock.

(1)	Includes exercisable stock options for the following individuals: A. Bacci: 25,873; S. Clark: 39,735, R. Levenson: 81,417.

(2)	Rodger Levenson is also an NEO but reported in the Directors section.

(3)	According to the Statement on Schedule 13G/A of BlackRock, Inc. filed with the SEC on January 23, 2024.

(4)	According to the Statement on Schedule 13G/A of The Vanguard Group, Inc. filed with the SEC on February 13, 2024.

(5)	According to the Statement on Schedule 13G/A of Dimensional Fund Advisors, LP filed with the SEC on February 9, 2024.

(6)	According to the Statement on Schedule 13G/A of State Street Corporation filed with the SEC on October 17, 2024.

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Meeting and Other Information

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the SEC, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Proxy Statement, the 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, and the ESG Report (the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by email. If you would like to receive a paper or email copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you. Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting. As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

Information Contained in Proxy Statement

This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives and certain other required information.

Electronic Access to the Company’s Proxy Materials

The Proxy Materials are available at https://web.viewproxy.com/wsfs/2025 and from our corporate website at investors.wsfsbank.com. To view this material, you must have available the virtual control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Stockholders Eligible to Vote

Only stockholders of record at the close of business on the Record Date, which was March 21, 2025, will be entitled to vote at the Annual Meeting.

Shares Eligible to be Voted

As of the Record Date, we had 58,000,798 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the three director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting. We do, however, permit cumulative voting for the election of directors, meaning that if, for example, there are three seats up for election in a given class, if you own 100 shares, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish. If you give us a proxy to vote your shares at the Annual Meeting, we will distribute your votes among the nominees as we see fit. If you do not want us to use cumulative voting for your shares, you may state that on your proxy card. See “How to Vote” below for more information regarding cumulative voting.

Quorum Requirement

As of the Record Date, 58,000,798 shares of the Company’s common stock were issued and outstanding. We require the presence, whether in person, by participation at the virtual meeting or through the prior submission of a proxy, of the holders of shares of WSFS common stock representing a majority of the shares outstanding and entitled to vote on the Record Date. If you submit a properly executed proxy, then you will be considered part of the quorum.

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Matters to be Voted On

The Annual Meeting is being held to consider the following proposals:

(1) The election of four directors for a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2028;

(2) A non-binding advisory vote on the compensation of our NEOs;

(3) The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(4) Such other matters as may properly come before the meeting or any adjournment thereof.

Our Board of Directors recommends a vote:

FOR each of the four nominees for director,

FOR the non-binding advisory vote on the compensation of our NEOs,

FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Votes Required

Proposal 1: Directors are elected by plurality vote, meaning that the nominees who receive the greatest number of votes are elected.

Proposal 2: The advisory proposal relating to executive compensation must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be approved.

Proposal 3: The appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be ratified.

For Proposal 1, you may vote for a nominee or you may withhold your vote for a nominee. In a contested election, the number of seats up for election is less than the number of persons nominated. The winning nominees are the ones who receive more votes than the other nominees. In an uncontested election, there are enough seats up for election for all the nominees, so all will be elected regardless of the number of votes they each receive.

Effect of Abstentions and Broker Non-Votes

For Proposal 1, abstentions and broker non-votes are treated as present for quorum purposes only and will not affect the outcome of the vote on the proposal. For Proposals 2 and 3, abstentions will have the same effect as votes against such proposals and broker non-votes will have no effect on the outcome of the vote on any of the proposals.

If you fail to instruct your broker how you want your shares voted, your broker may use discretionary authority to vote your shares only on “routine” matters. The election of directors and the non-binding advisory vote on the compensation of our NEOs are not considered “routine” matters. As such, your broker cannot vote your shares with respect to these proposals if you do not give instructions.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2025 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/wsfs/2025. On the day of the Annual Meeting, you may only vote during the Annual Meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the Annual Meeting.

Broker Non-Votes

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of Nasdaq and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal Number 3, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. All of the matters on which stockholders will be asked to vote on at the Annual Meeting, with the exception of Proposal Number 3, the ratification of the appointment of our independent registered public accounting firm, are “non-routine” matters.

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How to Vote

If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the Notice of Internet Availability):

• Virtually at the Annual Meeting;

• Via the Internet;

• By telephone; or

• By mail.

If you would like instructions on how to vote via the internet during the virtual Annual Meeting, please contact VirtualMeeting@viewproxy.com or call 866-612-8937. If you elect to vote by mail and you requested and received a printed set of the proxy materials, you may mark, sign, date and mail the proxy card enclosed with the proxy materials you received. Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions.

If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors. If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive these Proxy Materials. If you own your shares in this manner, you must provide a legal proxy from your broker or nominee during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2025 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/wsfs/2025. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

A stockholder of record may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated. A stockholder who holds shares beneficially through a bank, broker, trustee or other nominee and wishes to cumulate votes, should contact his, her or its bank, broker, trustee or other nominee. Internet and telephone voting cannot accommodate cumulative voting. To cumulate your votes, you must follow the instructions on the Notice of Internet Availability of Proxy Materials to obtain a paper copy of the proxy materials and indicate the manner in which such votes should be allocated.

Voting over the Internet or by Telephone

Voting over the Internet: You may use the Internet (www.AALvote.com/WSFS) to transmit your vote up until 11:59 P.M., Eastern Time, on May 14, 2025 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.

Voting by Telephone: If you are a stockholder of record, you may call 1 (866) 804-9616 and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, on May 14, 2025 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials. Note: If you intend to take advantage of the opportunity to listen to the Annual Meeting via telephone, you will not be able to revoke or cast a vote over the telephone during the Annual Meeting. If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Revoking or Changing Your Vote

If you are the record owner of your shares and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

• Submitting a new proxy card with a later date;

• Delivering written notice to our Secretary, stating that you are revoking your proxy;

• Attending the Annual Meeting and voting your shares in person (via the internet); or

• If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy. If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

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Participating in the Virtual Meeting

We consider the Annual Meeting an opportunity for stockholders to have access to our Board of Directors and Executive Leadership Team in a public forum, and we invite stockholders to submit questions or comments in advance of the Annual Meeting. This is an important part of the process, and we have established a procedure for stockholders to send communications to our Board of Directors as well as to management. While legal considerations and timing issues may prevent us from answering all questions or addressing all comments, we believe this dialogue is helpful in increasing communication with our stockholders.

Please send questions to:	WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, Delaware 19801 or: stockholderrelations@wsfsbank.com

Stockholders may also submit questions while attending the Annual Meeting via live webcast. Please follow the instructions on the virtual meeting website to type your questions into the questions/chat box on the screen in order to ask questions during the Annual Meeting. At the Annual Meeting, we will attempt to respond to as many of the questions and comments we receive. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in 15 minutes prior to the start of the meeting on the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call (866) 612-8937.

The Cost of the Proxy Solicitation

The accompanying proxy is being solicited by our Board of Directors. We will pay the costs of soliciting proxies from our stockholders. We have engaged Alliance Advisors to help in the solicitation of proxies for a fee of approximately $13,000 plus associated costs and expenses.

How to Obtain the Company’s Corporate Governance Information

Our Corporate Governance information is available from our website at investors.wsfsbank.com. Our stockholders may also obtain written copies at no cost by writing to us at WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Investor Relations.

Requesting Electronic or Printed Copies of this and Future Proxy Materials

You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by:

• Following the instructions at: investors.wsfsbank.com;

• Calling (888) WSFSBANK or (888) 973-7226; or

• Sending an email to stockholderrelations@wsfsbank.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the virtual control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Stockholder Nominations and Proposals for Inclusion in our Proxy Statements

Under SEC Rule 14a-8, a stockholder desiring to make a proposal to be included in the proxy statement for the 2026 Annual Meeting of Stockholders must present such proposal to the following address: WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Corporate Secretary.

Proposals must be received no later than the close of business on November 27, 2025, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy statement. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 16, 2026 and comply with the deadlines outlined in our Bylaws described below.

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Stockholder Director Nominations

As set forth in our Bylaws, a stockholder making a recommendation for nomination must provide certain information for each person the stockholder proposes to recommend as a nominee to the Board:

As required by our Bylaws, a recommendation for nomination must provide the following information for each person the stockholder proposes to recommend as a nominee to the Board:

• the name and age of such person;

• any information required to be disclosed in solicitations of proxies with respect to nominees for election of directors by Section 14 of the Exchange Act and related rules and regulations (including the written consent of the person proposed as a director nominee);

• a description of all direct and indirect compensation, economic interests and other material monetary arrangements during the past three years, and any other material relationships, between or among such stockholder and each recommended nominee, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant;

• a description of all relationships between the proposed nominee and the recommending stockholder, and of any agreements, arrangements and understandings between the recommending stockholder and the recommended nominee regarding the nomination; and

• a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions and any other persons with special interests regarding the Company.

In addition, our Bylaws require such a recommendation for nomination or proposal to provide specified information with respect to the stockholder recommending a nominee, as well as the beneficial owner, if any, on whose behalf the recommendation for nomination is made. Such information includes, among other things:

• the name, address and telephone number of such stockholder and of such beneficial owner;

• the class or series and number of shares of the Company owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held;

• any derivative instruments with respect to Company shares owned by such stockholder or beneficial owner;

• any proxy or similar arrangement pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company or has granted any such right to any person or persons;

• short interest in any security of the Company; and

• any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and related rules and regulations.

Such notice must also contain certain representations by the stockholder and beneficial owner, as well as certain other information as provided in our Bylaws.

Nominations must be received no earlier than January 15, 2026 and no later than February 14, 2026. For additional details regarding the requirements with respect to such notices, please see our Bylaws, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2023.

Other Stockholder Proposals

For any proposals other than a recommendation for director nomination, our Bylaws require that such proposal include certain information regarding the proposal. In addition, our Bylaws require such a recommendation for nomination or proposal to provide specified information with respect to the stockholder recommending a nominee, as well as the beneficial owner, if any, on whose behalf the recommendation for nomination is made. Such notice must also contain certain representations by the stockholder and beneficial owner, as well as certain other information as provided in the Bylaws.

Proposals must be received no earlier than January 15, 2026 and no later than February 14, 2026. For additional details regarding the requirements with respect to such notices, please see our Bylaws, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2023.

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Company Documents and Other Matters

Annual Report

A copy of our 2024 Annual Report, including financial statements and schedules, has been made available to stockholders and is posted on our website at investors.wsfsbank.com and at the SEC at its website at www.sec.gov. Additional copies of our 2024 Annual Report may be obtained without charge by writing to WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Investor Relations.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement and Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, Equiniti Trust Company, LLC (“Equiniti,” previously known as American Stock Transfer & Trust Company, LLC) if you hold registered shares. You can notify Equiniti by sending a written request to: Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660, or by calling Equiniti at (877) 864-4747.

Other Matters

Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Whether or not you intend to be present at the Annual Meeting, you are urged to vote via the Internet, by telephone or, if you received printed materials, by returning your proxy card. If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

WSFS Bank 2025 Proxy Statement	66

APPENDIX A—NON-GAAP RECONCILIATIONS

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. The non-GAAP measures used herein include ROTCE, Core ROA, coverage ratio including estimated remaining credit marks, Adjusted ROA, Adjusted ROTCE, and Adjusted EPS. Management believes that these non-GAAP financial measures provide useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. A reconciliation of the non-GAAP measure to the GAAP measure are set forth below:

(dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2024
Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$263,671
Plus: Tax effected amortization of intangible assets	11,893
Net tangible income (non-GAAP)	$275,564
Average stockholders’ equity of WSFS	2,535,737
Less: Average goodwill and intangible assets	996,899
Net average tangible common equity (non-GAAP)	$1,538,838
Return on average common equity (GAAP)	10.40%
Return on average tangible common equity (non-GAAP)	17.91%
Calculation of tangible common book value per share:
Total stockholders’ equity of WSFS (GAAP)	$2,589,752
Less: Goodwill and other intangible assets	988,160
Total tangible common equity (non-GAAP)	$1,601,592
Number of shares of common stock outstanding (000s)	58,657
Book value per share (GAAP)	$44.15
Tangible common book value per share (non-GAAP)	$27.30
Calculation of adjusted net income:
GAAP net income attributable to WSFS	$263,671
Plus pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	(1,704)
Plus: Tax impact of pre-tax adjustments	485
Adjusted net income (non-GAAP)	$262,452
Calculation of coverage ratio including the estimated remaining credit marks:
Coverage ratio	1.48
Plus: Estimated remaining credit marks on the acquired loan portfolios	0.14
Coverage ratio including the estimated remaining credit marks (non-GAAP)	1.62%

As of and for the Year
Ended December 31,
(dollars in thousands, except per share data)	2024
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP net Income attributable to WSFS	$263,671
Adjusted net income (non-GAAP)	$262,452
Average Assets	20,821,071
Number of weighted average fully diluted shares (000s)	59,739
Return on Average Assets (GAAP)	1.27%
Plus pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	(0.01)
Less: Tax impact of pre-tax adjustments	—

WSFS Bank 2025 Proxy Statement	67

As of and for the Year
Ended December 31,
(dollars in thousands, except per share data)	2024
Adjusted ROA (non-GAAP)	1.26%
Calculation of Adjusted return on average tangible common equity (non-GAAP):
Adjusted net income (non-GAAP) attributable to WSFS	$262,452
Plus: Tax effected amortization of intangible assets	11,893
Adjusted net tangible income (non-GAAP)	$274,345
Net average tangible common equity (non-GAAP)	1,538,838
Adjust return on average tangible common equity (non-GAAP)	17.83%
Calculation of Adjusted EPS:
Earnings per share (diluted) (GAAP)	$4.41
Plus pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	(0.03)
Less: Tax impact of pre-tax adjustments	0.01
Adjusted EPS (non-GAAP)	$4.39

(dollars in thousands)	As of and for the Year Ended December 31, 2023
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$269,156
Less: Unrealized gain on equity investments, net	(329)
Less: Realized gain on sale of equity investment, net	(9,493)
Plus: Visa derivative valuation adjustment	2,460
Less: Tax impact of pre-tax adjustments	(764)
Adjusted net income (non-GAAP)	$278,839
Average Assets	20,203,037
Return on Average Assets (GAAP)	1.33%
Plus: Pre-tax adjustments: Realized/unrealized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and contribution to WSFS CARES Foundation	0.02
Less: Tax impact of pre-tax adjustments	—
Adjusted ROA (non-GAAP)	1.38%

WSFS Bank 2025 Proxy Statement	68

(dollars in thousands)	As of and for the Year Ended December 31, 2022
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$222,375
Plus: Corporate development and restructuring expense	65,222
Plus: Initial ACL recorded in connection with the combination with Bryn Mawr Corporation	23,514
Less: Unrealized gain on equity investments	(5,980)
Less: Tax impact of pre-tax adjustments	(19,028)
Adjusted net income (non-GAAP)	$286,101
Average Assets	20,463,695
Return on Average Assets (GAAP)	1.09%
Plus: Pre-tax adjustments: Corporate development and restructuring expense, loss on debt extinguishment, contribution to WSFS Cares Foundation, recovery of legal settlement, and realized and unrealized gains on equity investments, net	0.40
Less: Tax impact of pre-tax adjustments	(0.09)
Adjusted ROA (non-GAAP)	1.40%

As of and for the Year
Ended December 31,
(dollars in thousands)	2021
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$271,442
Plus: Corporate development and restructuring expense	13,022
Plus: Loss on debt extinguishment	1,087
Plus: Contribution to WSFS CARES Foundation	1,000
Plus: Recovery of legal settlement	(4,062)
Less: Realized and unrealized gain on sale of equity investments, net	(4,766)
Less: Tax impact of pre-tax adjustments	(992)
Adjusted net income (non-GAAP)	$276,731
Average Assets	14,903,920
Return on Average Assets (GAAP)	1.82%
Plus: Pre-tax adjustments: Corporate development and restructuring expense, loss on debt extinguishment, contribution to WSFS Cares Foundation, recovery of legal settlement, and realized and unrealized gains on equity investments, net	0.04
Less: Tax impact of pre-tax adjustments	(0.01)
Adjusted ROA (non-GAAP)	1.86%

(dollars in thousands)	As of and for the Year Ended December 31, 2020
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$114,774
Plus: Corporate development and restructuring expense	4,838
Plus: Contribution to WSFS CARES Foundation	3,000
Less: Realized and unrealized gain on sale of equity investments, net	(25,084)
Less: Tax impact of pre-tax adjustments	3,311
Adjusted net income (non-GAAP)	$100,839
Average Assets	13,148,317
Return on Average Assets (GAAP)	0.87%
Plus: Pre-tax adjustments: Corporate development and restructuring expense, contribution to WSFS Cares Foundation, and realized and unrealized gains on equity investments, net	(0.13)
Less: Tax impact of pre-tax adjustments	0.03
Adjusted ROA (non-GAAP)	0.77%

WSFS Bank 2025 Proxy Statement	69

Our financial statements and other information about us are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and in our 2024 Annual Report, which is available at https://web.viewproxy.com/wsfs/2025.

Non-GAAP Measures:

•	Net tangible income is a non-GAAP measure that adjusts net income attributable to WSFS determined in accordance with GAAP to exclude the impact of amortization of intangible assets.

•	Tangible common equity is a non-GAAP measure and is defined as total stockholders’ equity less goodwill, other intangible assets.

•	ROTCE is a non-GAAP measure and is defined as net tangible income divided by average tangible common equity.

•	Tangible common book value per share (“TBV”) is a non-GAAP financial measure that divides (i) TCE by (ii) shares outstanding.

•	Coverage ratio including the estimated remaining credit marks is a non-GAAP measure that adjusts the coverage ratio to include the impact of the remaining credit marks on the acquired loan portfolios.

•	Adjusted net income is a non-GAAP measure that adjusts net income attributable to WSFS determined in accordance with GAAP to exclude the impact of realized/unrealized gains (losses) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, contribution to WSFS CARES Foundation, initial ACL recorded in connection with the combination with Bryn Mawr Bank Corporation, loss on debt extinguishment, recovery of legal settlement, and remeasurement of lease liability.

•	Adjusted ROA is a non-GAAP measure that divides adjusted net income by average assets for the applicable period.

•	Adjusted net tangible income is a non-GAAP measure that excludes the impact of amortization of intangible assets from adjusted net income.

•	Adjusted ROTCE is a non-GAAP measure and is defined as adjusted net tangible income divided by average tangible common equity.

•	Adjusted EPS is a non-GAAP measure that divides (i) adjusted net income by (ii) weighted average fully diluted shares for the applicable period.

WSFS Bank 2025 Proxy Statement	70

WSFS Bank Center • 500 Delaware Avenue, Wilmington, DE 19801 • wsfsbank.com

©2025 WSFS Bank. All rights reserved.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. KEEP THIS PORTION FOR YOUR RECORDS. This Proxy is Solicited on Behalf of the Board of Directors WSFS FINANCIAL CORPORATION For the 2025 Annual Meeting of Stockholders The undersigned hereby appoints Rodger Levenson and Lisa Washington, or either of them, with full power of substitution, to act as attorney and proxies for the undersigned and to vote all shares of Common Stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held virtually on May 15, 2025 at 4:00 PM ET or at any adjournments thereof as follows: The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https:// web.viewproxy.com/wsfs/2025 by 11:59 PM ET on May 12, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Meeting and Other Information”. Please mark, date, sign, and mail your proxy promptly in the envelope provided IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 15, 2025. The Notice of Annual Meeting of Stockholders, Proxy Statement and our 2024 Annual Report are available at: https://web.viewproxy.com/wsfs/2025

DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. 1. The election of four directors for a three-year term ending at the 2028 Annual Meeting of Stockholders: 01 Karen Dougherty Buchholz 02 Francis B. Brake 03 Christopher T. Gheysens 04 Rodger Levenson INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold and write the number(s) of the nominee(s) on the line below. To cumulate your vote for one or more of the above nominee(s), hand write the manner in which such votes shall be cumulated in the space next to each nominee(s) name(s). If you are cumulating your vote, do not mark the box and you will need to vote manually on a proxy card and not electronically. I withhold my vote for the following nominee(s) _____________________________________________________________________________________ 2. An advisory (non-binding) Say-on-Pay Vote relating to the compensation of WSFS Financial Corporation’s named executive officers (“NEOs”). FOR AGAINST ABSTAIN 3. The ratification of the appointment of KPMG LLP as WSFS Financial Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025. FOR AGAINST ABSTAIN NOTE: Such other matters as may properly come before the meeting or any adjournment thereof. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/WSFS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Proxy cards submitted by mail must be received by May 14, 2025. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (see instructions below) Please mark votes as in this example SCAN TO VIEW MATERIALS & VOTE w VIRTUAL CONTROL NUMBER The proxy is revocable and, when properly executed will be voted in the manner directed here by the undersigned. If no directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations with respect to each proposal. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned. Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees. ln their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, a Proxy Statement and Annual Report of WSFS Financial Corporation. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. ______________________________________________________________ Signature of Stockholder: Date ______________________________________________________________ Signature of Stockholder: Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 and 3.